As filed with the Securities and Exchange Commission on September 24, 2002

                           Registration Statement No.
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          STRONGHOLD TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

  Nevada                                   3576                    22-376235
--------------------------------------------------------------------------------
(State of incorporation or      (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of organization)    Classification Code Number) Identification No.)

                                   ----------
                               777 Terrace Avenue
                       Hasbrouck Heights, New Jersey 07604
                                 (201) 727-1464
          (Address and telephone number of principal executive offices)
                                   ----------

                              Christopher J. Carey
                      President and Chief Executive Officer
                          Stronghold Technologies, Inc.
                               777 Terrace Avenue
                       Hasbrouck Heights, New Jersey 07604
                                 (201) 727-1464

            (Name, address and telephone number of agent for service)
                                   ----------
       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              Raymond P. Thek, Esq.
                                Hale and Dorr LLP
                             650 College Avenue East
                           Princeton, New Jersey 08540
                                   -----------

     Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check and following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------- ----------------- ----------- ----------------- -----------------

                                                                      Proposed
                                                                      Maximum       Proposed
                                                        Amount        Offering      Maximum
                                                        to be        Price Per      Aggregate             Amount of
        Title of Shares to be Registered              Registered      Share(1)   Offering Price (1)   Registration Fee
-------------------------------------------------- ----------------- ----------- ------------------- -----------------

Common Stock, par value $0.0001 per share:
  Shares issued and outstanding...................    10,013,750      $ 1.80 (2)  $  18,024,750 (2)   $   1,658.28
  Shares issued pursuant to outstanding warrants..     2,002,750        1.88 (3)      3,765,170 (3)         346.40
----------------------------------------------------------------------------------------------------------------------
TOTAL.............................................    12,016,500                  $  21,789,920       $   2,004.68


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided between two (2) subtotals.
(2) Pursuant to Rule 457(c), this price is calcuated based upon the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board on September 19, 2002.
(3) Pursuant to Rule 457(g), this price is calculated based on a weighted average exercise price of $1.88 per share covering 2,002,750 shares subject to outstanding warrants.

                     -------------------------------------

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

     Pursuant to Rule 429, this is a combined registration statement that covers 2,011,000 shares being carried forward from Registration Statement No. 333-54822 and 12,016,500 shares being registered for the first time by this registration statement. As such, this Registration Statement also serves as post-effective Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-54822.

     In accordance with the undertaking of the Registrant set forth in Registration Statement No. 333-54822, effective as of the date and time this registration statement is declared effective, the Registrant hereby deregisters such shares of its common stock that were registered on such registration statement but were cancelled.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                          STRONGHOLD TECHNOLOGIES, INC.

                        14,027,500 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of 14,027,500 shares of our common stock. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock is quoted on the NASD Over-The-Counter Bulletin Board under the trading symbol "SGHT".

AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                      The date of this prospectus is          , 2002
                                                    ---------

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY.......................................................................................................1
RISK FACTORS.............................................................................................................4
         Risks Concerning Our Business...................................................................................4
                  We have a history of incurring net losses, we expect our net losses to continue as a result of planned increases in operating expenses and we may never achieve profitability.................................4
                  We Have A Limited Operating History....................................................................4
                  If We Fail to Gain Market Acceptance of our Products, our Business and Results of Operations Would be
                  Harmed.................................................................................................5
                  If We Fail to Properly Manage Our Growth, Our Business and Results of Operations Would be Harmed.......5
                  If We Are Unable To Obtain Sufficient Funds, And Incur A Cash Flow Deficit, Our Business Could Suffer..6
                  We Depend On Attracting And Retaining Key Personnel....................................................7
         Risks Concerning Our Handheld Technology........................................................................7
                  An Interruption In the Supply of Products and Services that We Obtain From Third Parties Could Cause a
                  Decline in Sales of Our Products and Services..........................................................7
                  Competition in the Wireless Technology Industry Is Intense and Technology Is Changing Rapidly..........7
                  We May Not Have Adequately Protected Our Intellectual Property Rights..................................8
                  We May be Sued by Third Parties for Infringement of Their Proprietary Rights and We May Incur Defense
                  Costs and Possibly Royalty Obligations or Lose the Right to Use Technology Important to Our Business...8
         Risks Concerning Our Capital Structure..........................................................................9
                  Our Management and Other Affiliates Have Significant Control of Our Common Stock and Could Control Our
                  Actions in a Manner That Conflicts with Our Interests and the Interests of Other Stockholders..........9
                  We Are Controlled by Our President, Which May Result in You Having No Control in Our  Direction or
                  Affairs................................................................................................9
                  Shares Eligible for Public Sale........................................................................9
         Risks Concerning Our Offering...................................................................................9
                  Unless A Public Market Develops For Our Common Stock, You May Not Be Able To Sell Your Shares..........9
                  Our Stock Price May Fluctuate After This Offering.....................................................10
                  Volatility Of Trading Market May Affect Your Investment...............................................10
                  Our Common Stock is Considered a Penny Stock and May Be Difficult to Sell.............................10
                  Because We Do Not Intend to Pay Any Cash Dividends On Our Shares of Common Stock, Our Stockholders
                  Will Not Be Able to Receive a Return on Their Shares Unless They Sell Them............................11
FORWARD-LOOKING STATEMENTS..............................................................................................11
USE OF PROCEEDS.........................................................................................................11
DETERMINATION OF OFFERING PRICE.........................................................................................11
DILUTION................................................................................................................11
SELLING SECURITY HOLDERS................................................................................................12

PLAN OF DISTRIBUTION....................................................................................................13
LEGAL PROCEEDINGS.......................................................................................................14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............................................................14
EXECUTIVE COMPENSATION..................................................................................................17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................................25
DESCRIPTION OF SECURITIES...............................................................................................26
INTEREST OF NAMED EXPERTS AND COUNSEL...................................................................................28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.....................................28
ORGANIZATION WITHIN LAST FIVE YEARS.....................................................................................29
DESCRIPTION OF BUSINESS.................................................................................................30
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............................................................35
DESCRIPTION OF PROPERTY.................................................................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................................41
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................................................................43
LEGAL MATTERS...........................................................................................................44
EXPERTS.................................................................................................................44
WHERE YOU CAN FIND MORE INFORMATION.....................................................................................44
INDEX TO FINANCIAL STATEMENTS..........................................................................................F-1



     YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                               PROSPECTUS SUMMARY

THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

                                  OUR BUSINESS

OUR COMPANY

     We   market   and   sell  an   integrated   wireless   technology,   called
DEALERADVANCE(TM) , through our wholly-owned subsidiary, a New Jersey entity, Stronghold Technologies, Inc. Among many features, DEALERADVANCE(TM) allows automobile dealers to capture a customer's purchasing requirements, search inventory at multiple locations, locate an appropriate vehicle in stock and print out the necessary forms. DEALERADVANCE(TM) is a handheld device, which allows sales professionals to increase sales, improve customer follow-up, and reduce administrative costs.

OUR PRODUCTS

     Our DEALERADVANCE(TM) suite of software systems has been designed to maximize revenues and reduce operating expenses at the dealer level. We have completed development of our DEALERADVANCE SALES SOLUTION(TM), designed to increase sales by effectively capturing a greater percentage of unsold customer prospects and maximizing their "be-back" (return) and closure rates. Our first pilot system for DEALERADVANCE SALES SOLUTION(TM) was installed in April 2001 and we completed our pilot phase with a sixth installation in September 2001. Currently DEALERADVANCE SALES SOLUTION(TM) is operating in 34 total sites in Connecticut, Georgia, Florida, Arizona, California, New York, New Jersey, Virginia, Nevada and North Carolina.

     Our future products are intended to include the DEALERADVANCE SERVICE SOLUTION(TM)and the DEALERADVANCE INVENTORY MANAGEMENT SOLUTIONS(TM), which are products also designed to increase revenues and maximize profitability by effectively managing dealer service operations, their customers and vehicle inventory. DEALERADVANCE SERVICE SOLUTION(TM) is intended to allow automobile service advisors to leave their desks and meet and greet clients in their cars in the service lanes at the dealership to process their service orders. DEALERADVANCE INVENTORY MANAGEMENT SOLUTION(TM) is intended to provide a handheld device for the scanning of incoming and outgoing vehicles, which will immediately adjust inventory on hand for sale. These products are not unlike the handheld and wireless systems used in the auto rental industry. We are now accustomed to returning our car where the attendant scans the car, brings up the rental terms, completes the sale and prints out a receipt, all without having to step over to a counter.

OUR CHALLENGES

     Currently there are no other front-end or Customer Relationship Management ("CRM") systems that perform comparably to DEALERADVANCE SALES SOLUTION(TM). However, we expect emerging competitive players in the wireless handheld solutions market in the future.

     We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception. From inception to the quarter ending June 30, 2002, we incurred net losses totaling $4,013,797 and we had a net loss of $2,420,088 for the fiscal year ended December 31, 2001. We expect to continue to incur net losses and negative cash flows as we develop our products and market the Stronghold brand. We are still in the verification and validation stages of our DealerAdvance(TM) suite of products. We expect to introduce our DEALERADVANCE SERVICE SOLUTION(TM) and DEALERADVANCE INVENTORY MANAGEMENT SOLUTION(TM) over the next two years. These solutions are still in the development stages and are not yet at the point where they are ready to be installed in test sites. While we have received positive feedback and market acceptance of DEALERADVANCE SALES SOLUTION(TM) by the test sites, thirty-four systems is a small number and results in such sites may not be indicative of the overall market acceptance and success of DealerAdvance Sales Solution(TM) or our entire DEALERADVANCE(TM) suite of products. The economy may also have an impact on the market acceptance of our products. Big-ticket consumer purchases are sensitive to broad economic trends. Therefore, our business could suffer if our customers - automobile dealerships - are affected by the continuing poor economic conditions. For example, if dealer sales are trending downward, capital expenditures like those associated with our DEALERADVANCE(TM) suite of products may be delayed or abandoned.

OUR HISTORY

     We were created on September 8, 2000, under the name TDT Development, Inc. On May 16, 2002 we acquired Stronghold Technologies, Inc., a New Jersey corporation, pursuant to a merger of such entity into our wholly-owned subsidiary, TDT Stronghold Acquisition Corp. ("Acquisition Sub"). After the closing of the merger, Acquisition Sub, the survivor of the merger, changed its name to Stronghold Technologies, Inc. and remains our wholly-owned subsidiary. On July 11, 2002 we changed our name from TDT Development, Inc. to Stronghold Technologies, Inc. Finally, on July 19, 2002 we exchanged all of the shares that we held in our two other wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., for 75,000 shares of our common stock held by Mr. Pietro Bortolatti, our former president. These subsidiaries conducted an import and distribution business specializing in truffle-based food products. As a result of the exchange with Mr. Bortolatti, we are no longer involved in the truffle business. The sale of these subsidiaries was part of our effort to focus on the handheld technology business.

     The selling stockholders referred to in this prospectus are the owners of our common stock and warrants that may be exercised for shares of our common stock. All references to "we," "us," "our," or similar terms used in this prospectus refer to Stronghold Technologies, Inc., a Nevada corporation, formerly known as TDT Development, Inc., and the filer of this prospectus. All references to "Stronghold" used in this prospectus refer to our wholly-owned subsidiary, Stronghold Technologies, Inc., a New Jersey corporation. All references to the "Predecessor Entity" refer to the New Jersey corporation we acquired on May 16, 2002, Stronghold Technologies, Inc., which was merged with and into Stronghold.

     Our principal executive offices are located at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Our telephone number at that location is 201-727-1464 and Stronghold's Internet address is www.strongholdtech.com. The information contained on such website is not incorporated by reference in this prospectus.

                                  The Offering

 -------------------------------------------------------------------------------
 Shares offered by the selling stockholders               14,027,500
 -------------------------------------------------------------------------------
 Common stock outstanding                                 10,022,000
 -------------------------------------------------------------------------------
 Use of proceeds                                          The selling
                                                          stockholders will
                                                          receive the net
                                                          proceeds from the sale
                                                          of shares.  We will
                                                          receive none of the
                                                          proceeds from the sale
                                                          of shares offered by
                                                          this prospectus.
 -------------------------------------------------------------------------------
 Trading symbol                                           "SGHT" quoted on the
                                                          NASD Over-The-Counter
                                                          Bulletin Board
 -------------------------------------------------------------------------------

                                  RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE YOU PURCHASE ANY OF OUR COMMON STOCK. THESE RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES WE FACE. UNKNOWN ADDITIONAL RISKS AND UNCERTAINTIES, OR ONES THAT WE CURRENTLY CONSIDER IMMATERIAL, MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THIS EVENT YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS CONCERNING OUR BUSINESS

WE HAVE A HISTORY OF INCURRING NET LOSSES, WE EXPECT OUR NET LOSSES TO CONTINUE AS A RESULT OF PLANNED INCREASES IN OPERATING EXPENSES AND WE MAY NEVER ACHIEVE PROFITABILITY

     We have a history of operating losses in our wireless business and have incurred significant net losses in such business in each fiscal quarter since our inception. From inception to the quarter ending June 30, 2002, we incurred net losses totaling $4,013,797 and we had a net loss of $2,420,088 for the fiscal year ended December 31, 2001. We expect to continue to incur net losses and negative cash flows throughout 2002 because we intend to increase operating expenses to develop the Stronghold brand through marketing, promotion and enhancement of our services. As a result of this expected increase in operating expenses, we will need to generate significant additional revenue to achieve profitability. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this "Risk Factors" section, as well as numerous other factors outside of our control, including:

o Development of competing products that are more effective or less costly than ours;
o    Our ability to develop and commercialize our own products and technologies;
     and
o Our ability to achieve increased sales for our existing products and sales for any new products.

It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve sustained profitability, we will be unable to continue our operations.

WE HAVE A LIMITED OPERATING HISTORY

     We were formed in September 2000 to import and market truffle oil products. Our focus has recently shifted to development and marketing of handheld wireless technology for the automotive dealer software market. We entered this business through the acquisition of an entity with only 23 months of operating history. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.
Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

IF WE FAIL TO GAIN MARKET ACCEPTANCE OF OUR PRODUCTS, OUR BUSINESS AND RESULTS OF OPERATIONS WOULD BE HARMED

     We are still in the verification and validation stages of our DEALERADVANCE(TM) suite of products. Our first pilot system for DEALERADVANCE SALES SOLUTION(TM) was installed in April 2001 and our sixth and final pilot system was installed in September 2001. We have implemented a total of 29 additional sites during 2002, 28 of which are still operating. We expect to introduce our DEALERADVANCE SERVICE SOLUTION(TM) and DEALERADVANCE INVENTORY MANAGEMENT SOLUTION(TM) over the next two years. These solutions are still in the development stages and are not yet at the point where they are ready to be installed in test sites. While we have received positive feedback and market acceptance of DEALERADVANCE SALES SOLUTION(TM) by the test sites, we have overall limited commerical sales to dealers. Thirty-five total systems is a small number and results in such sites may not be indicative of the overall market acceptance and success of DEALERADVANCE SALES SOLUTIONS(TM) or our entire DEALERADVANCE(TM) suite of products. We may experience design, marketing, and other difficulties that could delay or prevent our development, introduction, or marketing of these and other new products and enhancements. In addition, the costs of developing and marketing our products may far outweigh the revenue stream from our products. Finally, our prospects for success will depend on our ability to successfully sell our products to key automobile dealerships that may be inhibited from doing business with us because of their commitment to their own technologies and products or because of our relatively small size and lack of sales and production history.

     The nature of our handheld product and technology requires us to market almost exclusively to automobile dealerships. Should any particular dealership or conglomerate of dealerships favor other providers of similar services or not utilize our services to the extent anticipated, our business may be adversely affected. The economy may also have an impact on the market acceptance of our products. Big-ticket consumer purchases are sensitive to broad economic trends. Therefore, our business could suffer if our customers - automobile dealerships - are affected by the continuing poor economic conditions. For example, if dealer sales are trending downward, capital expenditures like those associated without our DEALERADVANCE (TM) suite of products may be delayed or abandoned.

IF WE FAIL TO PROPERLY MANAGE OUR GROWTH, OUR BUSINESS AND RESULTS OF OPERATIONS WOULD BE HARMED

     We have begun expanding our operations in anticipation of an aggressive rollout of our DEALERADVANCE(TM) product suite. In the past eight months our sales and marketing team has increased from 7 to 20 employees. We have strategically hired additional sales representatives in six more states in the past six months, expanding into Arizona, Virginia, Southern California, Florida, Illinois, Ohio, Texas and Georgia. Additionally, we must continue to develop and expand our systems and operations as the number of automobile dealerships installing our products and requiring our ongoing services increases. The pace of our anticipated expansion, together with the level of expertise and technological sophistication required to provide implementation and support services, demands an unusual amount of focus on the operational needs of our future customers for quality and reliability, as well as timely delivery and post-installation and post-consultation field and remote support. This development and expansion has placed, and we expect it to continue to place, strain on our managerial, operational and financial resources.

     We may be unable to develop and expand our systems and operations for one or more of the following reasons:

o We may not be able to locate or hire at reasonable compensation rates qualified and experienced sales staff and other employees necessary to expand our capacity on a timely basis;

o We may not be able to obtain the hardware necessary to expand the automobile dealership capacity of our products on a timely basis;

o We may not be able to expand our customer service, billing and other related support systems;

o We may not be able to integrate new management and employees into our overall operations;

o    We may not be able to establish improved financial and accounting  systems;
     and

o We may not be able to successfully integrate our internal operations with the operations of our product manufacturers, distributors and suppliers to product and market commercially viable products.

     If we cannot manage our growth effectively, our business and operating results will suffer. Additionally, any failure on our part to develop and maintain our wireless technology products if we experience rapid growth could significantly adversely affect our reputation and brand name which could reduce demand for our services and adversely affect our business, financial condition and operating results.

IF WE ARE UNABLE TO OBTAIN SUFFICIENT FUNDS, AND INCUR A CASH FLOW DEFICIT, OUR BUSINESS COULD SUFFER

     Although we believe that the funds raised through our recent private placement offerings of common stock to certain private investors and Series A Preferred Stock and warrants for common stock to Stanford Venture Capital Holdings, Inc. will be sufficient for our needs for the immediate future, we anticipate that we will be required to raise additional capital by the end of 2002 and over the next several years in order to operate according to our business plan. We may have difficulty obtaining additional funds as and if needed, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Also, lending institutions or private investors may impose restrictions on future decisions by us to make capital expenditures, acquisitions or asset sales.

     We may not be able to locate additional funding sources at all or on acceptable terms. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to develop or enhance our products to customers, grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.

     Since inception, we have financed all of our operations through private equity financings and a commerical bank loan. Our future capital requirements depend on numerous factors, including:

o    The scope of our research and development;

o    Our  ability  to  attract  business   partners  willing  to  share  in  our
     development costs;

o    Our ability to successfully commercialize our technology;

o    Competing technological and market developments; and

o Our ability to enter into collaborative arrangements for the development, regulatory approval and commercialization of other products.

WE DEPEND ON ATTRACTING AND RETAINING KEY PERSONNEL

     We are highly dependent on the principal members of our management, research and sales staff. The loss of their services might significantly delay or prevent the achievement of development or strategic objectives. Our success depends on our ability to retain key employees and to attract additional qualified employees. Competition for personnel is intense, and we cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future.

     Our subsidiary, Stronghold, has an employment agreement in place with its President and Chief Executive Officer, Christopher J. Carey, which provides for vesting of stock options for the purchase of shares of our common stock based on continued employment or on the achievement of performance objectives as set forth in the employment agreement. Stronghold does not have similar retention provisions in employment agreements with its other key personnel. If we are unable to hire and retain personnel in key positions, our business could be significantly and adversely affected unless qualified replacements can be found.

     Our success is dependent on the vision, technological knowledge, business relationships and abilities of our current president, Mr. Carey. Any reduction of Mr. Carey's role in the handheld technology business would have a material adverse effect on us. Mr. Carey's employment contract expires on December 31, 2004.

                    RISKS CONCERNING OUR HANDHELD TECHNOLOGY

AN INTERRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES THAT WE OBTAIN FROM THIRD PARTIES COULD CAUSE A DECLINE IN SALES OF OUR PRODUCTS AND SERVICES

     We are dependant upon certain providers of operating software, including Microsoft and their Pocket PC software, to provide the backdrop for our applications work. If there are significant changes to this software, or if this software stops being available or supported, we will experience a disruption to our product and to our development effort.

     In designing, developing and supporting our wireless data services, we rely on mobile device manufacturers, content providers, database providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our products and services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost- effective basis and respond to emerging industry standards and other technological changes.

COMPETITION IN THE WIRELESS TECHNOLOGY INDUSTRY IS INTENSE AND TECHNOLOGY IS CHANGING RAPIDLY

     Many wireless technology and software companies are engaged in research and development activities relating to our range of products. The market for handheld wireless technology is intensely competitive, rapidly changing and undergoing consolidation. We may be unable to compete successfully against our current and future competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance for our products. Our competitors in the field are companies that include major international car dealership service companies, specialized technology companies, and, potentially, our joint venture and strategic alliance partners. Such companies include: Automotive Directions, Higher Gear, Autobase, Cowboy Corporation and Autotown, among others. Many of these competitors have substantially greater financial, marketing, sales, distribution and technical resources than us and have more experience in research and development, sales, service, manufacturing and marketing. We anticipate increased competition in the future as new companies enter the market and new technologies become available. Our technology may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors.

WE MAY NOT HAVE ADEQUATELY PROTECTED OUR INTELLECTUAL PROPERTY RIGHTS

     Our success depends on our ability to sell products and services for which we may not have intellectual property rights. We currently do not have patents on any of our intellectual property. We have filed for a patent, which protects a number of developments pertaining to the management of information flow for automotive dealer-based software. An additional application is currently being planned which will address certain proprietary features pertaining to our systems components, related equipment and software modules. We cannot assure you we will be successful in protecting our intellectual property through patent law. In addition, although we have applied for U.S. federal trademark protection, we do not have any U.S. federal trademark registrations for the marks "DealerAdvance Sales Solution", "DealerAdvance Service Solution", "DealerAdvance Inventory Management Solution", or certain of our other marks and we may not be able to obtain such registrations due to conflicting marks or otherwise. We rely primarily on trade secret laws, patent law, copyright law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that intellectual property law does not adequately protect our technology, other companies could develop and market similar products or services, which could adversely affect our business.

WE MAY BE SUED BY THIRD PARTIES FOR INFRINGEMENT OF THEIR PROPRIETARY RIGHTS AND WE MAY INCUR DEFENSE COSTS AND POSSIBLY ROYALTY OBLIGATIONS OR LOSE THE RIGHT TO USE TECHNOLOGY IMPORTANT TO OUR BUSINESS

     The wireless technology and software industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of participants in our market increases, the possibility of an intellectual property claim against us could increase. Any intellectual property claims, with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from administering our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may adversely affect us by, for example, causing us to enter into costly royalty arrangements or forcing us to incur settlement or litigation costs.

                     RISKS CONCERNING OUR CAPITAL STRUCTURE

OUR MANAGEMENT AND OTHER AFFILIATES HAVE SIGNIFICANT CONTROL OF OUR COMMON STOCK AND COULD CONTROL OUR ACTIONS IN A MANNER THAT CONFLICTS WITH OUR INTERESTS AND THE INTERESTS OF OTHER STOCKHOLDERS

     As of September 19, 2002, our executive officers, directors and affiliated entities together beneficially own approximately 77.3% of the outstanding shares of our common stock, assuming the exercise of warrants which are currently exercisable and held by such persons, and the conversion of outstanding shares of our Series A $1.50 Convertible Preferred Stock held by such persons. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

WE ARE CONTROLLED BY OUR PRESIDENT, WHICH MAY RESULT IN YOU HAVING NO CONTROL IN OUR DIRECTION OR AFFAIRS

     Our president owns approximately 57% of our current outstanding common stock. As a result, he has the ability to control our company and direct our affairs and business, including the approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders. Any of these events could decrease the market price of our common stock.

SHARES ELIGIBLE FOR PUBLIC SALE

     As of September 19, 2002, we had 10,022,000 shares of our common stock issued and outstanding. We are registering 8,011,000 of such shares hereunder. In addition, we are registering 4,005,500 shares of our common stock, which will be issued upon the exercise of certain warrants outstanding and upon the conversion of certain shares of our preferred stock. Consequently, sales of substantial amounts of our common stock in the public market, whether by purchasers in this offering or stockholders holding shares of our registered common stock, or the perception that such sales could occur, may adversely affect the market price of our common stock.

                          RISKS CONCERNING OUR OFFERING

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES

     There has been no active market for our common stock. There can be no assurance, moreover, that an active trading market will ever develop or, if developed, that it will be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you may be unable to sell your shares. In addition, you may find it difficult to obtain accurate quotations as to the value of shares of our common stock and may suffer a loss of all or a substantial portion of your investment.

OUR STOCK PRICE MAY FLUCTUATE AFTER THIS OFFERING

     We cannot guarantee that you will be able to resell the shares of our common stock at or above your purchase price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

o    Quarterly variations in operating results;
o The progress or perceived progress of our research, development and sales efforts;
o    Changes in accounting treatments or principles;
o Announcements by us or our competitors of new product and service offerings, significant contracts, acquisitions or strategic relationships;
o    Additions or departures of key personnel;
o Future public and private offerings or resale of our common stock or other securities;
o Stock market price and volume fluctuations of publicly-traded companies in general and development companies in particular; and
o    General political, economic and market conditions.

VOLATILITY OF TRADING MARKET MAY AFFECT YOUR INVESTMENT

     The market price for our securities is highly volatile. Factors such as our financial results, introduction of new products in the marketplace, and various factors affecting the automobile industry and the wireless industry generally, including extreme volatility and extended steep declines in equity market values of other wireless-related publicly traded companies, as well as sharp declines in private equity valuations of wireless-related privately-held companies, may have a significant impact on the market price of our securities, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK AND MAY BE DIFFICULT TO SELL

     The SEC has adopted regulations, which generally define penny stock to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Presently, the market price of our common stock is less than $5.00 per share. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

o    A risk disclosure document;
o    Disclosure of market quotations, if any;
o Disclosure of the compensation of the broker and its salespersons in the transaction; and
o Monthly account statements showing the market values of our securities held in the customer's accounts.

     The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers may be less willing to effect transactions in penny stocks. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM

     We have never paid or declared any cash dividends on our common stock or other securities and intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares. There are a number of important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth above under the caption "Risk Factors" included in this prospectus and other factors expressed from time to time in our filings with the Securities and Exchange Commission. We do not undertake to update any forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

     The selling security holders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual offering price will be either now or at the time of sale.

                                    DILUTION

     10,022,000 of the shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution. 2,002,750 shares offered for sale by the selling security holders relate to shares issuable upon exercise of outstanding warrants. To the extent such warrants are exercised at an exercise price less than the price per share paid by purchasers pursuant to this offering, there would be dilution to such purchasers. In addition, as of

September 13, 2002, there were options outstanding pursuant to our stock plans to purchase 1,400,056 shares of common stock at a weighted average exercise, price of $.53. To the extent any of these options are exercised, there will be further dilution to existing or future shareholders.

                            SELLING SECURITY HOLDERS

     All of the shares of our common stock offered under this prospectus are being sold by the holders thereof and not by the Company. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 14,027,500 shares of our common stock. The selling stockholders are not themselves, nor are they affiliated with, broker-dealers. The following table sets forth:

o    the name of each person or entity who is a selling stockholder;
o the number of securities owned by each such person at the time of this offering;
o the number of shares of common stock which may be offered under this prospectus; and
o the number of shares of common stock such person will own after the completion of this offering.

The column "Number of Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus. However, the selling stockholders may sell none of the shares or less than all of the shares listed on the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares of common stock that the selling stockholders will sell under this prospectus.



                                                                        Number of Shares           Number of Shares
                                                                            Offered                   Owned After
                                                                         in the Offering             the Offering
                                                                     ---------------------          ---------------
                                                     Number of
               Selling Stockholder                 Shares Owned        %(1)          #                 #       %
           ---------------------------            ---------------      ----       -------              -       -

Jenadosa Holdings Limited ..................         125,000            *         125,000              0       0
South Edge International Ltd. ..............         125,000            *         125,000              0       0
Highgate Resources, Ltd. ...................         125,000            *         125,000              0       0
Effingham Investments, Ltd..................         125,000            *         125,000              0       0
Viking Investment Group II, Inc. ...........         275,000            2         275,000              0       0
DePasquale, Joseph Francois, Dr. ...........         150,000            *         150,000              0       0
Ellul, Adrien ..............................         150,000            *         150,000              0       0
Turf Holding Ltd. ..........................          40,000            *          40,000              0       0
Ming Capital Enterprises Ltd. ..............          50,000            *          50,000              0       0
Private Investment Company, Ltd. ...........          40,000            *          40,000              0       0
Partner Marketing AG .......................          40,000            *          40,000              0       0
HAPI Handels-und ...........................          40,000            *          40,000              0       0
CCD Consulting .............................          40,000            *          40,000              0       0
Seloz Gestion & Finance S.A ................          40,000            *          40,000              0       0
Tel-Ex-Ka AG................................          40,000            *          40,000              0       0
UG  Overseas Ltd. ..........................         200,000           1.4        200,000              0       0
Sylvia Paris ...............................           1,000            *           1,000              0       0
Pierre Desmarais ...........................           1,000            *           1,000              0       0
Marie-Claude Jacques .......................           1,000            *           1,000              0       0
Richard Hull ...............................           1,000            *           1,000              0       0

Julie Bourne ...............................           1,000            *           1,000              0       0
Samuel Coustant ............................           1,000            *           1,000              0       0
Genevieve Sabourin .........................           1,000            *           1,000              0       0
Laliberte Normande .........................           1,000            *           1,000              0       0
France Desgagne ............................           1,000            *           1,000              0       0
Sylvia Ianiri Phelps .......................           1,000            *           1,000              0       0
Parenteau Corporation ......................         320,000           2.3        320,000              0       0
Alain Trottier .............................           1,000            *           1,000              0       0
Pierre Marcotte ............................           1,000            *           1,000              0       0
Claude Paris ...............................           1,000            *           1,000              0       0
Greg Derkevorkina ..........................           1,000            *           1,000              0       0
Linda Moses ................................           1,000            *           1,000              0       0
Eirini Demetelin ...........................           1,000            *           1,000              0       0
KGL Investments, Ltd. ......................          30,000            *          30,000              0       0
David Rector (2) ...........................          15,000            *          15,000              0       0
CEDE & Co. .................................          25,000            *          25,000              0       0
Christopher J. Carey (3)....................       5,697,917          40.6      5,697,917              0       0
Salvatore D'Ambra (4).......................         437,500           3.1        437,500              0       0
Lenard J. Berger (5)........................         437,500           3.1        437,500              0       0
James J. Cummiskey (6)......................         437,500           3.1        437,500              0       0
Amie Carey..................................         218,750           1.6        218,750              0       0
Christopher Carey Jr........................         218,750           1.6        218,750              0       0
Carol Carlson...............................          43,750            *          43,750              0       0
Hertha Codey................................          43,750            *          43,750              0       0
William Carey Jr............................          43,750            *          43,750              0       0
Michael Carey...............................          43,750            *          43,750              0       0
Susan Weaver Sanders........................          43,750            *          43,750              0       0
Stanford Venture Capital Holdings, Inc. (7).       3,004,124          21.4      3,004,124              0       0
Osvaldo Pi (8) .............................         250,344           1.8        250,344              0       0
Daniel T. Bogar (8) ........................         250,344           1.8        250,344              0       0
William R. Fuselmann (8) ...................         250,344           1.8        250,344              0       0
Ronald H. Stein (8) ........................         250,344           1.8        250,344              0       0
Frank A. and Maria T. Cirino ...............           2,000            *           2,000              0       0
Joseph Kelly................................         200,000           1.4        200,000              0       0
Robert Cox..................................          60,000            *          60,000              0       0
Hugh Abernathy..............................          50,000            *          50,000              0       0
John Dudzik.................................          20,000            *          20,000              0       0
Geoff Pleau.................................           5,000            *           5,000              0       0
Geraldine S. Cummiskey......................           4,000            *           4,000              0       0
Catherine M. Cummiskey......................           3,333            *           3,333              0       0

                                                 --------------------------------------------------------------------
Total ......................................      14,027,500          100%     14,027,500              0       0

----------------------

(1) Percentages assume the conversion of Stanford's 2,002,750 shares of Series A $1.50 Convertible Preferred Stock into the same number of shares of our common stock and the exercise of outstanding warrants to purchase a total of 2,002,750 shares of common stock.
(2) David Rector was a director of TDT Development, Inc. prior to the merger between TDT and the Predecessor Entity. Mr. Rector is no longer our director.
(3) 3,937,500 of these shares are owned by Christopher J. Carey and his wife, Mary Carey, as Joint Tenants with Right of Survivorship. Christopher J. Carey is our President and Chief Executive Officer and is a director.
(4) Salvatore D'Ambra is our Chief Engineer and Vice President.
(5) Lenard J. Berger is our Chief Technology Officer and Vice President.
(6) James J. Cummiskey is our Vice President of Sales and Marketing.
(7) Consists of 2,002,750 shares of common stock issuable upon the conversion of 2,002,750 shares of our Series A $1.50 Convertible Preferred Stock and 1,001,374 shares of common stock issuable upon the exercise of a warrant.
(8) Consists of 250,344 shares of common stock issuable upon the exercise of warrants.

* Indicates less than one percent of the total outstanding common stock.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. We will pay the expenses incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. Any commission or discount will be negotiated immediately prior to the sale with the broker-dealer or agent. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o    privately negotiated transactions; and

o    a combination of any such methods of sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Selling shareholders may sell their shares in all 50 states in the U.S.

                                LEGAL PROCEEDINGS

     We are not a party to, nor are we aware of, any existing, pending or threatened lawsuits or other legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our executive officers and directors and their respective ages and positions as of September 19, 2002 are as follows:

                     Name                 Age                               Position(s)
       ------------------------------------------------------------------------------------------------
         Christopher J. Carey.......       50      President, Chief Executive Officer and Director
         Lenard Berger..............       33      Chief Technology Officer and Vice President
         James Cummiskey............       38      Vice President of Sales and Marketing
         Salvatore D'Ambra..........       42      Chief Engineer and Vice President
         Robert J. Corliss*.........       49      Director
         Robert Cox*................       61      Director
         William Lenahan*...........       51      Director
         Luis Delahoz*..............       42      Director
         ----------
         * Member of audit, compensation and governance/nominating committees.


     CHRISTOPHER  J.  CAREY has  served  as our  President  and Chief  Executive
Officer since May 2002. Mr. Carey is also the founder, President and Chief Executive Officer of our wholly-owned subsidiary, also called Stronghold Technologies, Inc. ("Stronghold"). Since its founding in 2000, Mr. Carey has set the strategic direction and corporate vision for Stronghold, drawing on over 25 years of experience building successful, technology-focused businesses. From 1976 until 1996, Mr. Carey was President and Chief Executive Officer of Datatec Industries, Inc., which became North America's largest specialist in the rapid deployment of network and computing systems. After negotiating a merger with Glasgal Communications in 1996, Mr. Carey became President of Datatec Systems, Inc., the combined entity. Mr. Carey is currently a member of Board of Trustees of The Albert Dorman Honors College, New Jersey Institute of Technology, and a past Chairman of the New Jersey Chapter of the Young President's Organization.

     ROBERT J. CORLISS has been our director since May 2002. Mr. Corliss has been, since 1998, the President and Chief Executive Officer of the Athlete's Foot Group, Inc., a privately owned, 800-store retail chain with operations in 50 countries. Since 1999, Mr. Corliss has been a member of the board of Kahala Corporation, a publicly traded franchising corporation dedicated to the design, development and marketing of quick service restaurants serving nutritious products. From 1996 until 1998, Mr. Corliss was the President and Chief Executive Officer of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Prior to founding Infinity Sports, Inc., Mr. Corliss was the Chief Executive Officer and President of Hermann's Sporting Goods retail chain. Mr. Corliss is very active in the sporting goods industry and serves on the Board of Directors of The Athlete's Foot Group, Inc. He is on the Advisory Council for the Sporting Goods Manufacturers Association's recently announced Physical Education for Progress (P.E.P.) initiative. Additionally, Mr. Corliss serves as a Director and Executive Committee member of the National Retail Federation and the National Retail Foundation and serves on the Board of Directors for The World Federation of the Sporting Goods Industry. He is also an Advisor for Emory University's Goizueta Business School.

     ROBERT COX has been our director since May 2002. Mr. Cox is a retired business executive. From 1996 until 2000, Mr. Cox served as President and a Director of Summit Bancorp, a $39 billion NJ bank holding company. Mr. Cox was the Chief Executive Officer of The Summit Bancorporation from 1994 until 1996, when Summit Bancorporation merged into UJB Financial. Mr. Cox is currently a member the Board of Trustees of NJ SEEDS, a state-wide educational not-for-profit. Mr. Cox also sits on the Board of Directors of the Bay View Bank and the Bay View Capital Corporation in San Mateo, CA. Active in New Jersey's business and community service organizations, Mr. Cox is a former Chairman of the New Jersey Bankers Association (NJBA) and is an honorary chairman of its Board of Directors.

     WILLIAM LENAHAN has been our director since May 2002. Mr. Lenahan has been the Chief Executive Officer of KMC Telecom Holdings, Inc. since 2000. KMC is a $500 million nationwide provider of next generation telecommunications, including outsourcing services, consulting and financing for metro access and advanced voice, data and Internet services to business customers. Mr. Lenahan was the President and CEO of BellSouth Wireless Data (currently Cingular Wireless) from 1984 to 2000 responsible for financial performance and nationwide wireless data strategy for this division of BellSouth Corporation. Mr. Lenahan has served nearly 30 years in the information technology, telecommunications and data industries. Presently, Mr. Lenahan serves on the Board of Broadbeam Corporation.

     LUIS DELAHOZ has been our director since May 2002. Mr. Delahoz is the current President and Chief Executive Officer of TWS International, Inc., a leading provider of professional technical consulting services to the rapidly growing telecommunications industry. From 1998 until 2001, Mr. Delahoz was the Executive Vice President of Client Soft, Inc., a provider of e-business solutions. In 1996, Mr. Delahoz co-founded TOC Global Communications, Inc., where he served as Vice President until 1998. Currently, Mr. Delahoz is a member of the Boards of Directors of TWS, Inc. and TWS International, Inc.

     LENARD BERGER has served as our Chief Technology Officer and Vice President since May 2002. Mr. Berger is also the Chief Technology Officer and Vice President of Stronghold. Prior to the founding of Stronghold's predecessor entity in 2000, Mr. Berger was the President of eBNetworks, a division of Computer Horizons, Inc. From 1990 until 1999, Mr. Berger was the Vice President of RPM Consulting, Inc.

     JAMES CUMMISKEY has served as our Vice President of Sales and Marketing since May 2002. Mr. Cummiskey is also the Vice President of Sales and Marketing of Stronghold. Prior to the founding of Stronghold's predecessor entity in 2000, Mr. Cummiskey was the Vice President of Sales and Marketing for Payback Training Systems, Inc. From 1996 until 1998, Mr. Cummiskey was the Vice President of Sales and Marketing for Datatec Industries, Inc.

     SALVATORE D'AMBRA has served as our Vice President and Chief Engineer since May 2002. Mr. D'Ambra is also the Vice President and Chief Engineer of Stronghold. Prior to the founding of Stronghold's predecessor entity in 2000, Mr. D'Ambra was the President and Chief Executive Officer of Pagecount, Inc. From 1985 until 1996 Mr. D'Ambra was a Professor of Graduate Engineering at Loyola College of Maryland.

EXECUTIVE OFFICERS

     Each executive officer serves at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

BOARD COMMITTEES

     Our board of directors has an audit committee, compensation committee and governance/nominating committee. The audit committee reviews the results and scope of the audit and other services provided by our independent public accountant. The compensation committee establishes the compensation policies applicable to our executive officers and administers and grants stock options pursuant to our stock plans. The governance/nominating committee oversees board procedures and nominates prospective members of the board should a vacancy arise. The current members of each of the audit, compensation and governance/nominating committees are Messrs. Corliss, Cox, Lenahan and Delahoz.

DIRECTOR COMPENSATION

     Each director is paid an annual fee of $10,000. Directors that serve on one or more committees of the board are paid $1,000 per committee per year. In addition, each non-employee board member will receive an option grant to purchase 40,000 shares of common stock, which will vest 50% on each of the first and second anniversaries of the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees.

                             EXECUTIVE COMPENSATION

     We have not paid any salaries or bonuses to any of our officers from our inception through the date hereof. All of our executive officers also serve as officers of and are paid by our operating subsidiary, Stronghold. The following table shows other compensation paid during the fiscal years ended December 31, 2001 and 2000 to our former president and other former executive officers. The table also provides information regarding executive compensation for our current president and three other most highly compensated executive officers. We refer to all of these officers collectively as our "named executive officers".



                           Summary Compensation Table
                           --------------------------

                                      Annual Compensation
                                      -------------------
                                                                  Other Annual       All Other
Name and Principal Position           Year    Salary    Bonus   Compensation (1)  Compensation (2)
---------------------------           ----    ------    -----   ----------------  ---------------

Former Officers and Directors
Pietro Bortolatti.................    2001    $   0     $    0      $20,500        $       --
  President, Chief Executive          2000        0          0        4,000                --
  Officer and Chairman of the
  Board
Tiziana DiRocco...................    2001        0          0       15,370                --
  Vice President and                  2000        0          0       20,800                --
  Director of European
  Operations
David Rector......................    2001        0          0            0            16,224
  Director                            2000        0          0            0            37,677

Current Officers(3)
Christopher J. Carey..............    2002       (4)      --            --                 --
  President, Chief Executive
  Officer and Chairman of the
  Board
Lenard Berger.....................    2002       (5)      --            --                 --
  Vice President and Chief
  Technology Officer
Salvatore D'Ambra.................    2002       (6)      --            --                 --
  Vice President - Development
James J. Cummiskey................    2002       (7)      --            --                 --
  Vice President - Sales

---------------------

(1) Commissions of sales from Terre Di Toscana, Inc., and Terres Toscanas, Inc.
(2) Includes consulting service fees paid to the David Stephen Group, of which David Rector, our former director, is a principal.
(3) On May 16, 2002, our wholly-owned subsidiary merged with a New Jersey corporation, Stronghold Technologies, Inc. (the "Predecessor Entity"). Our wholly-owned subsidiary survived and changed its name to Stronghold Technologies, Inc. ("Stronghold"). Pursuant to the merger, the stockholders of the Predecessor Entity acquired a controlling interest in us. As a condition to the merger, our existing executive officers were required to resign and a new management team resumed operations.
(4) Christopher J. Carey became our President and Chief Executive Officer on May 16, 2002, following the merger. Mr. Carey also remains the President, Chief Executive Officer and the sole Director of Stronghold. Mr. Carey's base salary from May 15, 2002 until December 31, 2002 will be $260,000, as set forth in his Employment Agreement with Stronghold. The terms of Mr. Carey's Employment Agreement are more fully set forth below.
(5) Lenard Berger has been our Vice President and Chief Technology Officer since the merger, and holds the same positions at Stronghold. Mr. Berger's base salary for the period of August 2001 through August 2002 is $150,000, as set forth in his Employment Agreement with Stronghold. As of August 2002, Mr. Berger's salary increases to $175,000. The terms of Mr. Berger's Employment Agreement are more fully set forth below.

(6) Salvatore D'Ambra has been our Vice President - Development of Stronghold since the merger, and holds the same position at Stronghold. Mr. D'Ambra's base salary for the period of August 2001 through August 2002 is $150,000, as set forth in his Employment Agreement with Stronghold. As of August 2002, Mr. D'Ambra's salary increases to $175,000. The terms of Mr. D'Ambra's Employment Agreement are more fully set forth below.
(7) James J. Cummiskey has been our Vice President - Sales of Stronghold since the merger, and holds the same position at Stronghold. Mr. Cummiskey's base salary for the period of August 2001 through August 2002 is $150,000, as set out in his Employment Agreement with Stronghold. As of August 2002, Mr. Cummiskey's salary increases to $175,000. The terms of Mr. Cummiskey's Employment Agreement are more fully set forth below.

                                  OPTION GRANTS

     We did not grant any stock options or stock appreciation rights to any of our named executive officers during 2001.

     The Predecessor Entity granted options to its named executive officers during the years 2000 and 2002. When we acquired the Predecessor Entity on May 16, 2002, each outstanding option was automatically converted into an option to acquire, on the same terms and conditions as were applicable under the original option, such number of shares of our common stock as was equal to the number of existing options multiplied by 2.1875. The exercise price was also adjusted to the exercise price that was equal to the existing exercise price divided by 2.1875.

     Options granted to certain of the Predecessor Entity's named executive officers in 2000 vest only if certain fiscal year net sales goals are achieved for fiscal years 2002 and 2003. Certain options which were subject to vesting based on net sales goals for fiscal year 2001 failed to vest because the Predecessor Entity did not achieve the established goals. Such unvested options, and any future unvested options, lapse and are not subject to further vesting. The vesting schedules for certain of the named executive officers are set forth below (amounts reflect the number of shares of Predecessor Entity common stock, except for the column entitled "Options Remaining As Converted"):


                                                          Number of
                                                           Options
                                 Total                  Subject to Vest         Number of Options                        Maximum
                              Predecessor                   in 2002           Subject to Vest in 2003                    Options
                                Entity      Options                                                        Maximum      Remaining
Named Executive     Grant       Options     Lapsed         Net Sales                Net Sales              Options     As Converted
    Officer         Date        Granted     in 2001    > $5m    >$ 10m     > $10m     > $20    > $30      Remaining     (x 2.1855)
    -------         ----        -------      -------   ------   ------     ---------------------------    ---------    -----------
Lenard Berger     11/12/00      100,000     (20,000)   15,000   15,000     10,000     15,000   25,000      40,000         87,500
Salvatore         11/12/00       45,000     (10,000)   10,000   15,000     10,000     15,000   20,000      35,000         76,563
D'Ambra
James             11/12/00       45,000     (10,000)   10,000   15,000     10,000     15,000   20,000      35,000         76,563
Cummiskey

     On May 15, 2002, the Predecessor Entity granted an option for 200,000 shares of its common stock to Christopher J Carey. While Mr. Carey is employed by Stronghold, the options will vest on the earlier of: (i) the seventh anniversary of May 15, 2002; or (ii) the achievement of the performance goals based on the plan and budget approved by the Board of Directors, as set forth below (amounts reflect the number of shares of Predecessor Entity common stock, except for the column entitled "Cumulative Options Vested As Converted"):


        Total Options Vesting For Fiscal Year For Achieving the Specified
                       Percentage of the Planned EBITDA(1)
                                                                                                              Total
                                                                                                      Cumulative Options
                                                                                                      Vested As Converted
   Fiscal Year Ending              80-100%                 100-120%                Over 120%                (x 2.1875)
   ------------------              -------                 --------                ----------               ----------
          2002                     12,500                   24,000                   40,000                   87,500
          2003                     23,000                   45,750                   80,000                  175,000
          2004                     23,000                   45,750                   80,000                  175,000
--------------
(1) "EBITDA" refers to our earnings before interest, taxes, depreciation and amortization.

2002 STOCK INCENTIVE PLAN

     On July 17, 2002, our board of directors adopted, and on July 31, 2002, our stockholders approved, our 2002 stock incentive plan. The 2002 plan replaced our 2000 stock option plan. Up to 300,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2002 Plan.

     The 2002 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards and other stock-based awards.

     Our officers, employees, directors, consultants and advisors and those of our subsidiaries are eligible to receive awards under the 2002 plan. Under present law, however, incentive stock options may only be granted to employees. No participant may receive any award for more than 50,000 shares in any calendar year. As of September 13, 2002, options to purchase an aggregate of 141,550 shares of our common stock at a weighted average exercise price per share of $1.50 were outstanding under the 2002 plan.

     Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. The 2002 plan permits our board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any combination of the permitted forms of payment.

     As of September 13, 2002, approximately 38 persons were eligible to receive awards under the 2002 plan, including our four executive officers and our four non-employee directors. The granting of awards under the 2002 plan is discretionary.

     Our board of directors administers the 2002 plan. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the 2002 plan to one or more committees of the board of directors. Subject to any applicable limitations contained in the 2002 plan, our board of directors or a committee of the board of directors or executive officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

o the number of shares of common stock covered by options and the dates upon which such options become exercisable;
o    the exercise price of options;
o    the duration of options; and
o the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

     In the event of a merger, liquidation or other acquisition event, our board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for by the acquiror. If the acquiror refuses to assume or substitute for outstanding options, they will accelerate, becoming fully exercisable and free of restrictions, prior to consummation of the acquisition event. In addition, following an acquisition event, under some circumstances, an assumed or substituted award will accelerate if the employment of its holder with the acquiror is terminated within one year of the acquisition event.

     No award may be granted under the 2002 plan after July 2012, but the vesting and effectiveness of awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2002 plan, except that no award granted after an amendment of the 2002 plan and designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors shall become exercisable, realizable or vested, to the extent the amendment was required to grant such award, unless and until such amendment is approved by our stockholders.

2002 CALIFORNIA STOCK INCENTIVE PLAN

     On August 20, 2002, our board of directors adopted, and our stockholders approved, our 2002 California stock incentive plan. The California plan is identical to our 2002 plan described above, except that options under the California plan may only be granted to employees who are California residents. Up to 100,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the California plan. As of September 13, 2002, options to purchase an aggregate of 69,600 shares of our common stock at a weighted average exercise price per share of $1.50 were outstanding under the 2002 California plan. As of September 13, 2002, seven persons were eligible to receive awards under the 2002 California Stock Incentive Plan

2000 STOCK OPTION PLAN THAT WE ASSUMED WHEN WE ACQUIRED THE PREDECESSOR ENTITY

     On May 16, 2002 we acquired the Predecessor Entity and we assumed the Predecessor Entity's 2000 Stock Option Plan so that all of its issued and outstanding options would remain intact. However, each outstanding option was automatically converted into an option to acquire, on the same terms and conditions as were applicable under the original option, such number of shares of our common stock as was equal to the number of outstanding options multiplied by 2.1875. The exercise price was also adjusted to the exercise price that was equal to the existing exercise price divided by 2.1875. The total number of the Predecessor Entity's options that we assumed was 543,500 (after cancellations) at a weighted average exercise price per share of $.78, which converted into options to purchase 1,188,907 shares of our common stock at a weighted average exercise price of $.36.

     Optionees under the 2000 Stock Option Plan received the right to purchase a specified number of shares common stock at a specified option price and subject to such other terms and conditions as were specified in connection with the option grant. The predecessor entity's board had the authority to grant options at an exercise price less than, equal to or greater than the fair market value of its common stock on the date of grant. The 2000 plan permitted the predecessor entity's board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any combination of the permitted forms of payment. The board of directors also had the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. The board could delegate authority under the 2000 plan to one or more committees of the board of directors.

     The board of directors or a committee of the board of directors or executive officer to whom the board of directors delegated authority, as the case may have been, selected the recipients of awards and determined:

o the number of shares of common stock covered by options and the dates upon which such options became exercisable;
o    the exercise price of options; and
o    the duration of options.

     The 2000 plan provided that in the event of a merger, the board of directors was authorized to provide for outstanding options or other stock-based awards to be assumed by the acquiror. If we had chosen not to assume the outstanding options, the board has the authority to accelerate the options such that they would have become fully exercisable and free of restrictions, prior to consummation of the acquisition event.

     No more awards may be granted under the 2000 plan, although the vesting and effectiveness of awards previously granted will continue according to the terms of the grant agreement and the 2000 plan.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

CHRISTOPHER J. CAREY

     On May 15, 2002, our wholly-owned subsidiary, Stronghold Technologies, Inc. ("Stronghold") assumed the employment agreement that was in place between Christopher J. Carey and the Predecessor Entity. Under the terms of the agreement, Mr. Carey's employment as Chairman of the Board, President and Chief Executive Officer of Stronghold will continue until December 31, 2004, unless sooner terminated. Mr. Carey receives a base salary of $260,000 per year. Such base salary shall be raised, effective January 1, 2003 to the annualized rate of $300,000 and raised, effective January 1, 2004 to the annualized rate of $350,000. Such salary will be reviewed annually and is subject to increase as determined by the Board of Directors of Stronghold (the "Board") or the Compensation Committee in its sole discretion.

     The employment agreement provides that each fiscal year after fiscal year 2002, Mr. Carey will be eligible to receive an annual bonus based upon Stronghold meeting and exceeding its annual budget, as same has been reviewed and approved by the Board for earnings before interest, taxes, depreciation and amortization ("EBITDA"). This bonus will be earned according to the following:
(i) if Stronghold
achieves 90-100% of budgeted EBITDA, Mr. Carey will receive a bonus of 10% of his then current annual base salary; (ii) if Stronghold achieves 101-110% of budgeted EBITDA, Mr. Carey will receive a total bonus of 20% of his then current annual base; and (iii) if Stronghold achieves 111-120% of budgeted EBITDA, Mr. Carey will receive a total bonus of 30% of his then current annual base salary;
(iv) if Stronghold achieves 121-130% of budgeted EBITDA, Mr. Carey will receive a total bonus of 40% of his then current annual base salary; (v) if Stronghold achieves 131-140% of budgeted EBITDA, Mr. Carey will receive a total bonus of 50% of his then current annual base salary; (vi) if Stronghold achieves 141-150% of budgeted EBITDA, Mr. Carey will receive a total bonus of 55% of his then current annual base salary; and (vii) if Stronghold achieves 151% or more of budgeted EBITDA, Mr. Carey will receive a total bonus of 60% of his then current annual base salary. The bonus, if any, shall be paid in one lump sum within sixty (60) days after the close of the fiscal year for which it was earned.

     In accordance with the agreement, the Predecessor Entity granted to Mr. Carey stock options under the 2000 Stock Option Plan for the purchase of an aggregate of 200,000 shares of the predecessor entity's common stock at an option exercise price equal of $1.50 per share, the fair market value of the underlying common stock on the date of the grant. Such option converted into an option to purchase 437,500 shares of our common stock when we merged with the Predecessor Entity and our wholly-owned subsidiary, Stronghold, assumed the 2000 Stock Option Plan. While Mr. Carey is employed by Stronghold, the option will become exercisable on the earlier of: (i) the seventh anniversary of May 15, 2002; or (ii) the achievement of the performance goals set forth above in the Section entitled "Option Grants".

     Upon a change in control of Stronghold, the unvested portion of the options shall immediately vest and become exercisable by Mr. Carey

     If Stronghold terminates Mr. Carey's employment (i) after the expiration of the term of employment; or (ii) with cause; or if Mr. Carey resigns for no good reason, he will receive all accrued compensation and vested benefits. If Stronghold terminates his employment without cause, Mr. Carey will receive all unpaid accrued compensation, vested benefits and a severance benefit equal to his base salary until the earlier of the balance of the term of his agreement, the renewal term or twelve months following the date of termination.

     Mr. Carey's agreement contains a confidentiality provision and further provides that Mr. Carey may not work for, or hold 1% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment.

LENARD BERGER

     On August 1, 2000, the Predecessor Entity entered into an employment agreement with Lenard Berger, which Stronghold assumed. Under the terms of the agreement, Mr. Berger's employment as Vice President - Chief Technology Officer will continue until July 31, 2005 unless sooner terminated. Mr. Berger received a base salary of $10,500 per month during the first six months of the term of the agreement and $12,500 per month commencing February 1, 2001. During the second year of the term of the agreement, Mr. Berger's base salary will be $150,000, but may increase to $175,000 if Stronghold's Net Sales, as defined below, achieved in the first year of the term of the agreement equal or exceed $2,000,000. During the third year of the term of the agreement, Mr. Berger's base salary will be $175,000, but may increase to $200,000 if Stronghold's Net Sales, as defined below, achieved in the second year of the term of the agreement equal or exceed $10,000,000. During the fourth and fifth years of the term of his agreement, Mr. Berger's base salary will be increased annually by a percentage determined by the Consumers Price Index. Beginning his second year of employment, Mr. Berger is eligible for a commission not to exceed $50,000 for any year during the balance of the term of the agreement. The commission is equal to 1% of net sales, which is determined by subtracting certain costs from the gross sales of products and services. Mr. Berger is also eligible to receive extra compensation at the discretion of Stronghold's board of directors, a car allowance and any insurance and 401(k) plans provided by the employer.

     Pursuant to his employment agreement, Mr. Berger received an option grant to purchase 100,000 shares of Stronghold's predecessor entity's common stock. Such option converted into an option to purchase 218,750 shares of our common stock when we merged with the predecessor entity. The vesting schedule for such grant is set forth above under the section entitled "Option Grants". Upon a change of control of Stronghold, 50% of any unvested options shall become vested and exercisable immediately. If we or Stronghold register shares of common stock in an initial public offering, Mr. Berger has the right to include any shares of common stock that he owns in the registration.

     If Stronghold terminates Mr. Berger's employment without cause, he will receive payment of his base salary in effect at the time of his termination for a period of one month, if termination occurs during the first six months of the initial term of the agreement and the lesser of (x) base salary payable for the balance of the term of the agreement or (y) two months base salary, if termination occurs during the second six months during the initial term of the agreement. If Mr. Berger resigns for good reason after the first full year of employment, Mr. Berger shall receive as his severance pay the lesser of (x) base salary payable for the balance of the then existing term of the agreement or (y) two months' base salary, plus one week's base salary for each full or part year worked after the first year of employment. In addition, Mr. Berger will be paid his allocable share of the "Accumulated Adjustments Account", which is his share of any amounts taxable to S Corporation shareholders but not fully distributed to such shareholders.

     Mr. Berger's agreement provides that all rights to discoveries, inventions, improvements, and innovations related to Stronghold's business that originates during the term of Mr. Berger's employment will be the exclusive property of Stronghold. Mr. Berger's agreement also contains a confidentiality provision and further provides that Mr. Berger may not work for or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment.

SALVATORE D'AMBRA

     On July 10, 2000, the Predecessor Entity entered into an employment agreement with Salvatore D'Ambra, which Stronghold assumed. Under the terms of the agreement, Mr. D'Ambra's employment as Vice President - Development will continue until July 9, 2005 unless sooner terminated. Mr. D'Ambra's base salary is $102,000, $112,000 and $122,000 for his first, second and third years of employment, respectively. Thereafter, Mr. D'Ambra's base salary will be increased annually by a percentage determined by the Consumers Price Index.
Beginning his second year of employment, Mr. D'Ambra is also eligible for a commission not to exceed $8,000 for the second year of the term of the agreement and $28,000 for any year during the balance of the term of the agreement. The commission is equal to 1% of net sales, as defined above. Mr. D'Ambra is also eligible to receive extra compensation at the discretion of the board of directors, a car allowance and any insurance and 401(k) plans provided by the employer. If we or Stronghold register shares of common stock in an initial public offering, Mr. D'Ambra has the right to include any shares of common stock that he owns in the registration.

     Mr. D'Ambra received an option grant to purchase 45,000 shares of Stronghold's common stock. Such option converted into an option to purchase 98,438 shares of our common stock when we merged with the predecessor entity. The vesting schedule for such grant is set forth above under the section entitled "Option Grants". Upon a change of control of Stronghold, 50% of any unvested options shall become vested and exercisable immediately. If we or Stronghold register shares of common stock in an initial public offering, Mr. D'Ambra has the right to include any shares of common stock that he owns in the registration.

     If Stronghold terminates Mr. D'Ambra's employment without cause, he will receive payment of his base salary in effect at the time of his termination for a period of one month, if termination occurs during the first six months of the initial term of the agreement and the lesser of (x) base salary payable for the balance of the term of the agreement or (y) two months base salary, if termination occurs during the second six months during the initial term of the agreement. If Mr. D'Ambra resigns for good reason after the first full year, the Mr. D'Ambra will receive as severance pay the lesser of (x) base salary payable for the balance of the then existing term of the agreement or (y) two months' base salary, plus one week's base salary for each full or part year worked after the first year of employment. In addition, Mr. D'Ambra shall be paid his allocable share of the Accumulated Adjustments Account, as described above.

     Mr. D'Ambra's agreement provides that all rights to discoveries, inventions, improvements, and innovations related to Stronghold's business that originates during the term of Mr. D'Ambra 's employment will be the exclusive property of Stronghold. Mr. D'Ambra's agreement also contains a confidentiality provision and further provides that Mr. D'Ambra may not work for or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment.

JAMES J. CUMMISKEY

     On August 14, 2000, the Predecessor Entity entered into an employment agreement with James J. Cummiskey, which Stronghold assumed. Under the terms of the agreement, Mr. Cummiskey's employment as Vice President - Sales and
Marketing will continue until August 13, 2004 unless sooner terminated. Mr. Cummiskey's base salary is $180,000 and $192,000 for his first and second years of employment, respectively. Thereafter, Mr. Cummiskey's base salary will be increased annually by a percentage determined by the Consumers Price Index. Mr. Cummiskey is also eligible for a commission not to exceed $20,000 for the first year of the term of the agreement and $50,000 for any year during the balance of the term of the agreement. The commission is equal to 1% of net sales, as defined above. Mr. Cummiskey is also eligible to receive extra compensation at the discretion of the board of directors, a car allowance and any insurance and 401(k) plans provided by the employer. If we or Stronghold register shares of common stock in an initial public offering, Mr. Cummiskey has the right to include any shares that he owns in the registration.

     Mr. Cummiskey also received an option grant to purchase 45,000 shares of Stronghold's common stock. Such option converted into an option to purchase 98,438 shares of our common stock when we merged with the predecessor entity. The vesting schedule for such grant is set forth above under the section entitled "Option Grants". Upon a change of control of Stronghold, 50% of any unvested options shall become vested and exercisable immediately. If we or Stronghold register shares of common stock in an initial public offering, Mr. Cummiskey has the right to include any shares of common stock that he owns in the registration.

     If Stronghold terminates Mr. Cummiskey's employment without cause, he will receive payment of his base salary in effect at the time of his termination for a period of one month, if termination occurs during the first six months of the initial term of the agreement and the lesser of (x) base salary payable for the balance of the term of the agreement or (y) two months base salary, if termination occurs during the second six months during the initial term of the agreement. If Mr. Cummiskey resigns for good reason after the first full year, the Mr. Cummiskey will receive as severance pay the lesser of (x) base salary payable for the balance of the then existing term of the agreement or (y) two months' base salary, plus one week's base salary for each full or part year worked after the first year of employment. In addition, Mr. Cummiskey will be paid his allocable share of the Accumulated Adjustments Account, described above.

     Mr. Cummiskey's agreement provides that all rights to discoveries, inventions, improvements, and innovations related to Stronghold's business that originates during the term of Mr. Cummiskey 's employment will be the exclusive property of Stronghold. Mr. Cummiskey's agreement also contains a confidentiality provision and further provides that Mr. Cummiskey may not work for or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of September 19, 2002. The information in this table provides the ownership information for:

o each person known by us to be the beneficial owner of more than 5% of our common stock;
o    each of our directors;
o    each of our executive officers; and
o    our executive officers and directors as a group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 10,022,000 shares outstanding on September 19, 2002.

                    SECURITY OWNERSHIP OF BENEFICIAL OWNERS

                                              Number of Shares      Percentage
   Name and Address of Beneficial Owner       Beneficially Owned    Outstanding
   ------------------------------------       ------------------  --------------
   5% Stockholders
   ---------------
   Christopher J. Carey                        5,697,917 (1)         56.9
      450 Claremont Road
      Benardsville, NJ 07924
   Stanford Venture Capital Holdings, Inc.     3,004,124 (2)         23.1
      6075 Poplar Avenue
      Memphis, TN 38119

   OTHER EXECUTIVE OFFICERS AND DIRECTORS
   --------------------------------------

   Lenard Berger                                  437,500            4.4
   James Cummiskey                                437,500            4.4
   Salvatore D'Ambra                              437,500            4.4
   Robert J. Corliss                                 0               --
   Robert Cox                                      60,000             *
   William Lenahan                                   0               --
   Luis Delahoz                                      0               --
                                            ------------------   ---------------
   Executive Officers and Directors as a Group
   (8 people)                                   10,074,541          77.3

   ---------
    (1) 3,937,500 of these shares are owned by Christopher J. Carey and his wife, Mary Carey, as Joint Tenants with Right of Survivorship.
    (2) The total beneficial ownership of Stanford Venture Capital Holdings, Inc. is 3,004,124 shares which consists of (i) 2,002,750 shares of common stock issuable upon the conversion of 2,002,750 shares of our Series A $1.50 Convertible Preferred Stock; and (ii) 1,001,374 shares of common stock issuable upon the exercise of warrants.
    * Indicates less than one percent of the total outstanding common stock.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, of which 10,022,000 shares are issued and outstanding as of the date of the prospectus, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 2,002,750 shares are issued and outstanding.

     The following description of our securities contains all material information. However it is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws and any certificates of designations we may file.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     o all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     o all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     o    all liquidation preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred which is designated and issued.

PREFERRED STOCK

     On May 16, 2002, we filed a Certificate of Designations with the Secretary of State of the State of Nevada to create 2,017,200 shares of our Series A $1.50 Convertible Preferred Stock. Holders of our Series A shares may convert such shares into shares of our common stock at the then-existing conversion rate. The conversion rate is determined by dividing the stated value of the Series A shares, $1.50, by a conversion price. The conversion price, which is currently $1.50, may be adjusted in case of the following events:

     o    our consolidation or merger with or into another corporation;
     o the sale, lease or conveyance of all or substantially all of our assets; o the issuance of stock dividends;
     o the subdivision, reclassification or combination of our outstanding shares of common stock;
     o the issuance of our common stock at a purchase price per share that is less than the conversion price in effect immediately prior to such issuance; or
     o the issuance of securities covertible into or exercisable for our common stock with a conversion or exercise price pers share that is less than the conversion price in effect immediately prior to such issuance.

     In the event of our liquidation, dissolution or winding up, the holders of our Series A shares are entitled to receive, prior and before any distribution of assets are made to the holders of our common stock, an amount equal to the stated value, $1.50, per share of our Series A shares. After all Series A holders receive their full payment, and all holders of any other preferred stock are paid, if any, then the holders of our Series A shares may share with the holders of our common stock for distribution of the assets in proportion to the number of shares which the holders of Series A shares have the right to acquire upon conversion of the Series A shares. If upon liquidation, dissolution or winding up, our net assets are insufficient to pay the holders of our Series A shares in full, then our assets will be distributed ratably in proportion to the full amounts to which the Series A holders would otherwise be entitled to receive among the holders of Series A. A sale of our assets and certain mergers or acquisitions of us into another corporation will be treated as a liquidation, dissolution or winding up and will entitle the holders of the Series A shares to receive at the closing in cash, securities or other property, the amounts set forth above.

     Holders of our Series A shares are entitled to vote at any stockholder meeting with respect to any matters presented to our stockholders. Each share of Series A is entitled to such number of votes as is represented by the number of shares of common stock which such share of Series A would be convertible into at the record date set for such voting. So long as shares of Series A are outstanding, we may not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A shares, alter or change the rights and preferences of the Series A shares or create any new class of stock having preferences over the Series A shares. Holders of Series A shares are not entitled to dividends. So long as any shares of Series A are outstanding and held by Stanford, Stanford has preemptive rights to maintain its percentage ownership with respect to any additional securities we may issue, with certain exceptions.

     So long as any shares of Series A are outstanding, we may not, without the approval of the holders of a majority of the outstanding shares of Series A, voting as a separate class:

     o sell all or substantially all of our assets or take any other action that will result in the holders of our capital stock prior to the transaction owning less than 50% of the voting power of our capital stock after the transaction;
     o    amend our charter, by-laws or any certificate of designation;
     o    change the nature of our business or the business of our subsidiaries;
     o issue stock, or allow our subsidiaries to issue stock, with preferences over, or being on parity with, the Series A shares with respect to voting, dividends or upon liquidation;
     o    make certain capital  expenditures  in any 12-month  period  exceeding
          $50,000;
     o enter into any credit facility or issue any debt, except for debt already outstanding, exceeding $50,000;
     o sell our shares in a public offering registered under the Securities Act of 1933;
     o    increase the number of our directors above five;
     o enter into any transaction with any affiliate or modify any existing agreement with an affiliate; or
     o    file for, or consent to, bankruptcy or insolvency proceedings.

     Pursuant to a Stockholders' Agreement which we entered into with Stanford, and Christopher J. Carey and his wife, both Stanford and the Careys agreed to certain voting obligations. Stanford and the Careys have the right to nominate one and four members of the board respectively, and the parties agreed to vote their shares in favor of the nominee(s) of the other parties. In the case of a material adverse event related to us, the Careys agreed to vote their shares as directed by Stanford, including to remove and replace the members of the board with designees nominated by Stanford. If either Stanford or the Careys desire to sell their shares, the selling party must first offer such shares to be purchased by the other party to the Stockholders' Agreement and if the non-selling party decides not to buy the offered shares, we have the right to purchase such shares. In such case, with respect to any vote on any question concerning our election to exercise our option to purchase any of the offered shares, the selling party has agreed to vote its shares as directed by the non-selling stockholder. In the case of death or dissolution of the parties to the Stockholders' Agreement, the legal representative of the estate of such stockholder or any transferee by operation of law must vote such stockholder's shares in the same manner as the surviving stockholders vote.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     KGL Investments, Ltd. received 30,000 shares of our common stock in exchange for $3,000 worth of legal services rendered by Kaplan Gottbetter & Levenson, LLP, our former legal counsel (the shares were valued at $.10 per share). Kaplan Gottbetter & Levenson, LLP is the beneficial owner of these shares. The legal services did not include the preparation of this prospectus.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

     Our Articles of Incorporation provide that, to the fullest extent permitted by Nevada law (as it now exists or may in the future be amended) our directors and officers will not be personally liable to us or our stockholders for monetary damages due to the breach of a fiduciary duty as a director or officer. Nevada Revised Statute 78.7502, provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, does not of itself prevent indemnification so long as the officer or director acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     In addition, Nevada Revised Statute 78.7502 provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action or suit brought by us or by our stockholders on our behalf, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. However, indemnification is prohibited as to any suit brought in our right in which the director or officer is adjudged by a court to be liable to us.

     To the extent that the officer or director is successful on the merits in any proceeding pursuant to which such person is to be indemnified, we must indemnify him against all actual and reasonable expenses incurred, including attorney's fees.

     The foregoing indemnity provisions will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and require us to indemnify officers and directors to the fullest extent permitted by law.

     To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933 as amended, we have been advised that, in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy and therefore unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

     We were incorporated under the laws of Nevada on September 8, 2000. On September 14, 2000 we acquired all of the outstanding shares of Terre di Toscana, Inc. in exchange for 5,000,000 shares of our common stock, which were issued to Terre di Toscana, Inc.'s sole shareholder Pietro Bortolatti, who was also our president, CEO, secretary, treasurer and Chairman of the Board of Directors at the time. This transaction was a reorganization of entities under common control accounted for at historical in a manner similar to a pooling of interests. Our original operations were conducted through Terre di Toscana, Inc., incorporated under the laws of the state of Florida on November 10, 1999, and Terres Toscanas, Inc., incorporated under the laws of Quebec, Canada on October 18, 2000. Terre di Toscana Inc. began operations in January 2000 and handled our truffle business operations in the United States and Europe. Terres Toscanes, Inc. began operations in April 2001 and handled our truffle business operations in Canada.

     On July 19, 2002 we exchanged all of the shares that we held in our two wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., for 75,000 shares of our common stock held by Mr. Bortolatti. The sale of our subsidiaries was part of our overarching goal to focus our

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business  efforts  on the  handheld  technology  business  of  our  wholly-owned subsidiary, Stronghold Technologies, Inc.

     Stronghold Technologies, Inc. became our wholly-owned subsidiary on May 16, 2002 pursuant to a merger of its predecessor, Stronghold Technologies, Inc., a New Jersey corporation (the "Predecessor Entity"), with and into our wholly-owned subsidiary, TDT Stronghold Acquisition Corp. ("Acquisition Sub"). Acquisition Sub was created on May 9, 2002 for the purpose of merging with
Predecessor Entity. After the closing of the merger, Acquisition Sub, the survivor of the merger, changed its name to Stronghold Technologies, Inc. and remains our wholly-owned subsidiary. Pursuant to the merger, the Predecessor Entity's stockholders surrendered all of the outstanding shares of the Predecessor Entity's common stock in exchange for a total of 7,000,000 shares of our common stock.

     On May 15, 2002, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. ("Stanford"), in which we agreed to issue to Stanford (i) such number of shares of our Series A $1.50 Convertible Preferred Stock that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and (ii) such number of warrants for shares of our common stock that would equal the number of shares of Series A Preferred Stock issued to Stanford. The total aggregate purchase price for the Series A Preferred Stock and warrants paid by Stanford was $3,000,000. The issuance of the Series A Preferred Stock and warrants took place on each of four separate closing dates, in which we issued an aggregate of 2,002,750 shares of our Series A $1.50 Convertible Preferred Stock to Stanford and warrants for 2,002,750 shares of our common stock. After the closings, Stanford assigned warrants for a total of 1,001,376 shares of common stock to four of its affiliates.

     Prior to the merger, there were a total of 8,381,000 shares of our common stock outstanding. In connection with the merger, certain of our stockholders surrendered a total of 6,295,000 shares of our common stock for cancellation. Specifically, our former president, Mr. Pietro Bortolatti, the controlling stockholder who owned 60%, or 5,000,000 shares of the total outstanding common stock prior to the merger, surrendered 4,925,000 of his shares for cancellation. As a result, after the merger, the Predecessor Entity's stockholders owned approximately 79% of our outstanding common stock, representing 50% on a fully-converted basis. The Predecessor Entity was owned substantially by our current president, Christopher J. Carey. Mr. Carey currently owns an aggregate of 5,697,917 shares out of 10,022,000 shares, or 57% of our common stock outstanding. Mr. Carey owns 3,937,500 of such shares together with his wife as joint tenants.

     On July 11, 2002 we changed our name from TDT Development, Inc. to Stronghold Technologies, Inc.

     See  also  the   section   titled   "Certain   Relationships   and  Related
Transactions" below for additional information regarding the above-mentioned transactions.

                             DESCRIPTION OF BUSINESS

SUMMARY OF DISCONTINUED TRUFFLE BUSINESS OPERATIONS

     From our inception on September 8, 2000, through July 19, 2002, we imported, marketed and distributed specialized truffle based food products, which included fresh truffles, truffle oils, truffle pates, truffle creams and truffle butter, through our former wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc. Our target market included retailers such as restaurants, specialty food stores, delicatessens and supermarkets. We imported products directly from Italian producers and marketed our products in the specialty food industry. We marketed our products

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

primarily in Florida, South Carolina, North Carolina and California, and also earned commissions from Italy on sales made in Belgium, Holland and Germany.

     On July 19, 2002 we exchanged all of the shares that we held in our two wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., for 75,000 shares of our common stock held by Mr. Pietro Bortolatti. As a result, we no longer own any portion of the truffle business. Mr. Bortolatti, however, continues to operate the truffle business.

OVERVIEW OF HANDHELD TECHNOLOGY BUSINESS

     On May 16, 2002, we entered the handheld wireless technology business via our acquisition by merger of the Predecessor Entity. The Predecessor Entity was founded on August 1, 2000 by Christopher J. Carey, our current Chief Executive Officer and President, and three other executive officers of Stronghold: Lenard
J. Berger, Chief Technology Officer; James J. Cummiskey, Vice President, Sales & Marketing; and Salvatore F. D'Ambra, Vice President, Product Development. This founding group has substantial expertise in systems design, software development, wireless technologies and automotive dealer software applications. The Predecessor Entity was founded to develop proprietary handheld wireless technology for the automotive dealer software market. Since the merger of the Predecessor Entity into our subsidiary (now Stronghold), Stronghold continues to conduct the Predecessor Entity's handheld wireless technology business.

     Stronghold's DEALERADVANCE(TM) suite of software systems has been designed to maximize revenues and reduce operating expenses. Stronghold has completed development of the DEALERADVANCE SALES SOLUTION(TM), designed to increase sales by effectively capturing a greater percentage of unsold customer prospects and maximizing their "be-back" (return) and closure rates. Currently there are no other front-end or Customer Relationship Management ("CRM") systems that perform comparably to DEALERADVANCE SALES SOLUTION(TM). Future products to be included in the suite are intended to include the DEALERADVANCE SERVICE SOLUTION(TM), and the DEALERADVANCE INVENTORY MANAGEMENT SOLUTIONS(TM), which are products also designed to increase revenues and maximize profitability by effectively managing dealer service operations, their customers and vehicle inventory. These products are not unlike the handheld and wireless systems used in the auto rental industry. We are now accustomed to returning our car where the attendant scans the car, brings up the rental terms, completes the sale and prints out a receipt, all without having to step over to a counter. We may experience design, development and other difficulties that could delay or prevent the development or introduction of our future products. There can be no assurance that we will successfully develop and market these products.

DESCRIPTION OF PRODUCTS

     The DEALERADVANCE SALES SOLUTION(TM) provides the following advantages:

     o    Ease of use associated with handheld mobile communications;
     o    The handheld unit is both an input and display device;
     o The handheld unit is programmed to access competitive and proprietary industry information from a variety of sources;
     o The system provides the capability for immediate management involvement in the selling process;
     o Provides for effective monitoring of sales performance and follow-up by sales personnel; and
     o Enables integration with existing automotive dealer accounting and business systems.

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

     The DEALERADVANCE SALES SOLUTION(TM) is a comprehensive CRM system, providing customer history and contact information, as well as a personal calendar and instructions on follow-up tasks directly to the handheld, creating a highly effective communications tool for business development.

     The DEALERADVANCE SALES SOLUTION(TM) offers the following unique features:

     o    Enables a high capture rate on walk-in traffic;
     o    Streamlines all sales and other follow-on processes;
     o Provides current and comprehensive information and data for new and used car inventory (on a real-time basis), all competing products, and customer history with dealership;
     o    Provides performance data and analysis on each member of a sales team;
          and
     o Provides management with valuable and relevant transaction data on a real-time basis.

     The DEALERADVANCE SALES SOLUTION(TM) offers the following services:

     o    Customer profiling;
     o    Drivers license scanning;
     o    Electronic signature capture;
     o    Dealer vehicle information and competitive product comparisons;
     o    Vehicle inventory status;
     o    Financial calculator;
     o    Integrated purchase forms completion and printing;
     o    Used car appraisal;
     o    Management reports;
     o    Customer relationship management system functions;
     o    DMS integration capability; and
     o    E-mail and Internet access.

     Stronghold's first pilot system for DEALERADVANCE SALES SOLUTION(TM) was installed in April 2001 at a Honda dealership in Clifton, New Jersey. In May 2001, Stronghold installed a second pilot system at a Jeep GMC dealership in Concord, California and a third followed in June 2001 at a Honda dealership in Roseville, California. Stronghold installed a fourth pilot system at another Honda location in Passaic, New Jersey in July 2001. A fifth pilot at BMW in Greenwich, Connecticut followed in August 2001. In September 2001, Stronghold completed its pilot phase with a sixth installation at a Nissan dealership in Roseville, California and introduced Version 2.0 of DealerAdvance Sales Solution(TM) at all of its sites by the end of September 2001.

     Stronghold installed another 7 dealership sites in the first quarter ending March 31, 2002, including sites in Georgia, Arizona, California, New York and New Jersey. In the second quarter ending June 30, 2002, it installed another 13 sites including dealerships in California, Arizona, Virginia and North Carolina. Since the close of the second quarter, Stronghold has installed another 9 sites, including dealerships in Nevada and Florida.

     Revenue related to the sale of our products is comprised of one-time charges to the dealerships for hardware (including server, wireless infrastructure, desktop PC, printer, interior/exterior access points/antennas and handheld devices), software licensing fees and installation/training services. We charged each of our pilot dealers and all of our subsequent dealers for all costs associated with installation. The average installation is $85,000. The most significant variable in pricing is the number of handheld devices.

     Other sources of revenue include monthly support and maintenance contracts (required with purchase of DealerAdvance(TM)) and fee-based business development consulting and sales training services. With all of our products we charge an initial system implementation fee. A portion of our dealers convert this into a third party lease, based on their creditworthiness, and a monthly maintenance and service fee. In addition, we will charge separately for future software customization after the initial installation, for additional training, and for additions to the base system (e.g., more handheld devices for additional sales people).

     Stronghold's marketing strategy is to utilize its growing direct sales force to market the DEALERADVANCE SALES SOLUTION(TM) on a national basis. Stronghold has established a strong presence in the Northeast, the Southeast and on the West Coast, and is adding additional business development and

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

operations offices pursuant to an organized growth plan. Stronghold began this quarter with Business Development Managers in New Jersey, Atlanta, San Francisco, Los Angeles and Phoenix, and in the 2nd quarter Stronghold added Miami, Chicago and Washington, DC. Stronghold has added Business Development Managers in Cleveland and Dallas in the third quarter.

NEW PRODUCT DEVELOPMENTS

     The Stronghold development staff has begun development efforts on our next application, DEALERADVANCE SERVICE SOLUTION(TM). Stronghold is developing a handheld wireless system for dealership Service Advisors to allow them to leave their desks and meet and greet clients in their cars in the service lanes, and process their service order. The product is expected to be introduced at the January 2003 National Automobile Dealers Association Conference. Initial Beta installations are expected to begin in March 2003.

     The DEALERADVANCE SERVICE SOLUTION(TM) is intended to provide for improved customer service and reduced time to vehicle check in and will allow the dealer representatives to scan a particular vehicle identification number from the windshield or door. DEALERADVANCE SERVICE SOLUTION(TM) will also provide for instant mobile access to client and vehicle history and will allow the dealer representatives to access warrantee and service period advice instantly. This product will also provide an up selling application to increase revenue per repair order and will include an application to allow service marketing through the DEALERADVANCE(TM) CRM application.

     The development plan includes the addition of a third product called DEALERADVANCE INVENTORY MANAGEMENT SOLUTION(TM). The intention is to provide a handheld wireless system for the management of new and used car inventory. The system would provide a handheld device for the scanning of incoming and outgoing vehicles, which would immediately adjust inventory on hand for sale. In addition, the system would provide for the printing of used car stickers, the capture of Vehicle Identification Number for used car appraisal and estimates, and the loading of vehicle specifics to the dealer web site. This product is expected to be introduced in early 2004. Development efforts are in the initial feasibility stages of operational analysis and client ROI calculations.

     Since August 1, 2000, we have spent approximately $1,658,173 on research and development activities. While Stronghold has been successful in meeting planned goals in the development and introduction of DEALERADVANCE SALES SOLUTION(TM), there can be no assurance that its research and development efforts will be successful with respect to additional products, or if successful, that Stronghold will be able to successfully commercially exploit such additional products.

COMPETITION RELATED TO HANDHELD TECHNOLOGY BUSINESS

     The DEALERADVANCE SALES SOLUTION(TM) is a wireless dealership sales productivity system that improves sales performance, reduces costs and creates operational efficiency. Currently, Stronghold does not believe that it has any direct competition in this specific sector. However, Stronghold expects emerging competitive players in the wireless handheld solutions market in the future. Stronghold does compete with the traditional CRM providers and the emerging new CRM providers in the retail automotive dealer software market. The leading CRM solutions that Stronghold competes against are:

     o Automotive Directions, a division of ADP Dealer Services, and a provider of PC-based customer relationship management systems as well as marketing research and consulting services;


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

     o Higher Gear, a provider of client server based front-end sales and customer relationship management software which serves the retail automotive industry exclusively;
     o Autobase, a provider of PC based front-end software which serves the retail automotive industry exclusively;
     o Cowboy Corporation, a provider of ASP sales prospect management systems and customer relationship management systems which services the retail automotive industry exclusively; and
     o Autotown, a provider of PC and web-based front-end sales systems, which services the retail automotive industry exclusively.

     Stronghold believes that its proprietary technology is unique and, therefore, places it at a competitive advantage in the industry. However, there can be no assurance that Stronghold's competitors will not develop a similar product with properties superior to its own or at greater cost-effectiveness.

MARKETING AND SALES

     Stronghold has defined a target market of approximately 10,000 dealerships that meet the base criteria for potential use of its system. In addition, Stronghold has qualified a primary target market of 6,500 dealerships where the potential sale and use of the system is the greatest. It includes dealerships that sell a minimum of 75 new and used cars each month and do not have a CRM system currently installed.

     Stronghold distributes its DEALERADVANCE SALES SOLUTION(TM) through direct sales, which Stronghold believes is most effective when introducing an innovative new solution to the marketplace. Stronghold is currently forming its Sales and Marketing team, which will be aligned along geographic territory units.

     Stronghold currently has a total of 43 full-time employees of which 20 are dedicated to marketing and sales, and 1 part-time employee. During Stronghold's initial expansion, Stronghold has hired senior and experienced Business Development Mangers to provide initial regional market penetration. As Regional Managers are hired or promoted after the initial expansion, Stronghold will shift to less senior, but equally aggressive and professional, sales executives for continued expansion. Project Managers will be responsible for providing installation, training and ongoing support services to Stronghold's new and existing customers. Project Managers will report to the Business Development Managers. In 2003, Stronghold anticipates hiring both a Marketing Manager and a Director of Customer Service. The Marketing Manager will work closely with the CEO and the Vice President of Sales and Marketing to execute Stronghold's marketing strategy and to enhance market awareness of the DEALERADVANCE SALES SOLUTION(TM). The Director of Customer Service will have responsibility for customer satisfaction and support and will be responsible for managing all internal project management training programs, customer satisfaction measurements, additional consulting services, and fee-based customer training programs.

OUR INTELLECTUAL PROPERTY

     We have trademark and patent applications pending in connection with our technology business. We have filed trademarks for "DealerAdvance," "DealerAdvance Sales Solution," "Dealer Advance Service Solution" and "DealerAdvance Inventory Management Solution." Our patent application seeks protection of a number of developments pertaining to the management of information

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

flow  for  automotive   dealer-based  software.  An  additional  application  is
currently being planned which will address certain proprietary features pertaining to systems components, related equipment and software modules. Despite our efforts to protect our proprietary rights, unauthorized parties may misappropriate our proprietary technology or obtain and use information that we regard as proprietary. We may not be able to detect these or any other unauthorized uses of our intellectual property or take appropriate steps to enforce our proprietary rights. In addition, others could independently develop substantially equivalent intellectual property.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

     The following discussion should be read in conjunction with our financial statements and the accompanying notes appearing subsequently under the caption "Financial Statements", along with other financial and operating information included elsewhere in this prospectus. Certain statements under this caption "Management's Discussion and Analysis or Plan of Operation" constitute "forward-looking statements" under the Reform Act. See "Risk Factors-Cautionary Note Regarding Forward Looking Statements". For a more complete understanding of our operations see "Risk Factors" and "Description of Business".

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

     As of June 30, 2002, our cash balance was $312. As of June 30, 2002, we had a net operating loss of approximately $220,000 to offset future taxable income. There can be no assurance, however, that we will be able to take advantage of any or all of such tax loss carry-forwards, in future fiscal years. Our accounts receivable at June 30, 2002 were $1,610,484, as compared to $282,360 for the fiscal year ended December 31, 2001. The increase in accounts receivable represents amounts owed to Stronghold from twenty new dealership sites, which installed Stronghold's DEALERADVANCE(TM) products during the first and second quarters of 2002.

FINANCING NEEDS

     To date, we have not generated revenues in excess of operating expenses. We have not been profitable since our inception, we will incur additional operating losses in the future, and we may require additional financing to continue the development and subsequent commercialization of our technology.

     We expect our capital requirements to increase significantly over the next several years as we continue to develop and test the DEALERADVANCE(TM) suite of products and as we increase marketing and administration infrastructure and embark on developing in-house business capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs of our research and development initiatives, the cost of hiring and training additional sales and marketing personnel to promote our products and the cost and timing of the expansion of our marketing efforts.

FINANCINGS

     During August and September 2002, we entered into eight subscription agreements with private investors, pursuant to which we issued an aggregate of 344,333 shares of our common stock at $1.50 per share. These private investments generated total proceeds to us of $516,500.

     On May 15, 2002, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. ("Stanford"), in which we agreed to issue to Stanford (i) such number of shares

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


of our Series A $1.50 Convertible Preferred Stock that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and
(ii) such number of warrants for shares of our common stock that would equal the number of shares of Series A Preferred Stock issued to Stanford. The total aggregate purchase price for the Series A Preferred Stock and warrants paid by Stanford was $3,000,000. The issuance of the Series A Preferred Stock and warrants took place on each of four separate closing dates (May 16, 2002 and July 3, 11, and 19, 2002), in which the Company issued an aggregate of 2,002,750 shares of our Series A $1.50 Convertible Preferred Stock to Stanford and warrants for 2,002,750 shares of our common stock. After the closings, Stanford assigned warrants for a total of 1,001,376 shares of common stock to four of its affiliates.

     On July 31, 2000, the Predecessor Entity entered into a line of credit loan arrangement with our President, Christopher Carey, who is also president of Stronghold. According to such arrangement, Mr. Carey made available $1,989,500, which the Predecessor Entity could borrow from time to time until August 1, 2001. The outstanding amounts accrued interest at the rate of interest per annum equal to the floating Base Rate, computed daily, for the actual number of days elapsed as if each full calendar year consisted of 360 days. Under the agreement, the first interest payment was due on August 1, 2001. On such date, the line of credit was extended for one more year, until August 1, 2002. On April 22, 2002, the Predecessor Entity issued 500,000 shares of its common stock (which converted into 1,093,750 shares of our common stock when we acquired the Predecessor Entity on May 16, 2002) in exchange for cancellation of $1 million of outstanding debt under such line of credit. On May 16, 2002, the total amount outstanding under the line of credit was $2.2 million. On such date, we issued 666,667 shares of our common stock to Mr. Carey in exchange for cancellation of $1 million of the then outstanding amount. Stronghold will pay Mr. Carey the remaining $1.2 million according to the terms of a Non-Negotiable Promissory Note, which was issued on May 16, 2002.

     Under the promissory note, the principal amount and accrued interest is due and payable in six equal consecutive quarterly installments commencing on the date which is two business days after we have filed our Annual report on Form 10-K for the year ended December 31, 2002. Each subsequent quarterly installment will be paid two days after we file each subsequent Form 10-Q. Interest accrues under the promissory note at an annual rate of 10%. If Stronghold's net income does not meet certain benchmarks, then either the principal balance and accrued interest due for the quarter will be deferred and the repayment will be amortized during the remaining quarters or, depending upon the net income amount achieved, the principal balance and accrued interest due will be automatically converted into shares of our common stock, at a conversion price equal to the average closing price of our common stock for the twenty (20) trading days immediately preceding the date of conversion. The promissory note is expressly subordinated in right of payment to the prior payment in full of all of Stronghold's senior indebtedness. Subject to the payment in full of all senior indebtedness, Mr. Carey is subrogated to the rights of the holders of such senior indebtedness to receive payments or distribution of assets.

     On November 1, 2001, the Predecessor Entity entered into a loan arrangement with United Trust Bank pursuant to which the Predecessor Entity borrowed $1.5 million. The loan arrangement was due to expire by its terms, and all outstanding amounts were due to be paid, on June 30, 2002. On such date, Stronghold (as successor to the Predecessor Entity) entered into a loan arrangement and promissory note with United Trust Bank, pursuant to which Stronghold will pay back all amounts outstanding under the loan in 36 monthly installments, which will begin on February 2003 and will terminate on January 1, 2006. Interest accrues on the loan at the Prime Rate, which is the highest New York City Prime Rate as is published in The Wall Street Journal. The initial Prime Rate that applies to the promissory note is 4.750%. The annual interest rate is computed on a 365/360 basis.

     We believe we have sufficient cash on hand to support our operating plan for at least the next

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

six  months.   To  enable  us  to  fund  our   research  and   development   and
commercialization efforts, during the next several months we may enter into additional private placement transactions with individual investors.

RESULTS OF OPERATIONS

     Operations through May 16, 2002 were comprised solely of our Truffle Business, which was conducted through our wholly owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc. Operations from May 16, 2002 through June 30, 2002 were comprised of our Truffle Business (which was discontinued on July 19, 2002, as described above) and our handheld wireless technology business. Results of operations for the three months and six months ended June 30, 2002 reflect the treatment of the Truffle Business as discontinued operations and, therefore, figures from those periods reflect operations of our handheld wireless technology business only, other than Other Expenses. Results of operations for the fiscal years ended 2001 and 2002 reflect operations of our handheld wireless technology business only. As a result, we believe that period-to-period comparisons of our results of operations will not be meaningful and should not be relied upon as indicators of future performance.

     We entered the handheld wireless technology business through the acquisition of the Predecessor Entity, which had only twenty-two months of operating history. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot make assurances at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Three Months Ended June 30, 2002 and Three Months Ended June 30, 2001
---------------------------------------------------------------------

     For the three months ending June 30, 2002, we had total revenue of $1,054,928. For the three months ending June 30, 2001, we had revenues of $315,719, representing an increase of 234%. This increase is due to the progress of Stronghold's business from beta-test phase to sales and marketing phase and the related installation of Stronghold's DealerAdvance(TM) products in 13 new dealerships from April 1, 2002 through June 30, 2002, versus the installation of 3 dealerships in the comparable period in 2001.

     Revenue is comprised of one-time charges to the dealerships for hardware (including server, wireless infrastructure, desktop PC, printer, interior/exterior access points/antennas and handheld devices), software licensing fees and installation/training services. The average installation is
$85,000. The most significant variable in pricing is the number of handheld devices. Other sources of revenue include monthly support and maintenance contracts (required with purchase of DealerAdvance(TM)) and fee-based business development consulting and sales training services. Depending upon the dealership arrangement, the support and maintenance contracts are either billed monthly and recorded as revenue monthly, or are recorded up front to unearned maintenance fees at the present value of the 36-month revenue stream and amortized monthly to revenue.

     Total operating expenses in each of the three-month periods ended June 30, 2002 and June 30, 2001 were comprised of general and administrative expenses (which includes research and development expenses, consulting and professional costs, recruiting fees, office rent and investor relations expenses) and professional salaries and benefits. Operating expenses for the three-month periods ended June 30, 2002 and June 30, 2001 were $1,061,832 and $621,650, respectively, an increase of $440,182, or 71%. The increase in operating expenses is attributable to the general increase in overhead which accompanies the expansion of a business, and specifically includes an increase in product development, the build-out of a support network for Stronghold's dealership sites and salaries for sales personnel and project managers who oversee the dealerships where Stronghold's DEALERADVANCE(TM) products are installed.

     Gross profit contribution, after cost of sales, totaled $674,019 for the three months ending June 30, 2002, and was 64% of revenue. This is compared to $184,783 in the same three-month period in 2001, which was 59% of revenue. The increase in our gross profit is due to Stronghold's tighter control and monitoring of the costs associated with the installation of its DEALERADVANCE(TM) products.

     Stronghold's business operations and financial results for the prior quarter were representative of a start-up company in a beta-testing phase and, therefore, not in a position to generate significant revenue. As Stronghold moved out of its beta testing phase and into a marketing and sales position, revenues increased as the number of dealerships installing Stronghold's DEALERADVANCE(TM) suite of products increased. By monitoring costs and through increased efficiencies, Stronghold has been able to realize an increase in gross margins. We can offer no assurance, however, that revenues in future quarters will increase at the rate that revenues grew during the quarter ended June 30, 2002 or that gross margins will continue to increase. Notwithstanding the revenue and gross profit growth, Stronghold has yet to generate an operating profit in any accounting period.

Six Months Ended June 30, 2002 and Six Months Ended June 30, 2001
-----------------------------------------------------------------

     For the six months ended June 30, 2002, we had total revenue of $1,748,566. Revenue for the six-month period ended June 30, 2001 was $315,719, representing an increase of 454%. This increase is due to the progress of Stronghold's business from beta-test phase to sales and marketing phase and the related installation of Stronghold's DEALERADVANCE(TM) products in 20 new dealerships from January 1, 2002 through June 30, 2002, compared with 3 dealerships implemented in the comparable six-month period in 2001.

     Total operating expenses in each of the six month periods ended June 30, 2002 and June 30, 2001 were comprised of general and administrative expenses (which includes research and development expenses, consulting and professional costs, recruiting fees, office rent and investor relations expenses) and professional salaries and benefits. Operating expenses for the six-month periods ended June 30, 2002 and June 30, 2001 were $2,087,777 and $1,096,440, respectively, an increase of $991,337, or 90%. The increase in operating expenses is attributable to the general increase in overhead which accompanies the expansion of a business, and specifically includes an increase in product development, the build-out of a support network for Stronghold's dealership sites and salaries for sales personnel and project managers who oversee the dealerships where Stronghold's DEALERADVANCE(TM) products are installed.

     Gross profit contribution, after cost of sales, totaled $1,158,531 for the six months ending June 30, 2002, and was 66% of revenue. This is compared to $184,783 in the same six-month period in 2001, which was 59% of revenue. The increase  in our  gross  profit  is  due to  Stronghold's  tighter  control  and monitoring of the costs associated with the installation of its DEALERADVANCE(TM) products.

     Stronghold's  business  operations and financial  results for prior periods were representative of a start-up company in a beta-testing phase and, therefore, not in a position to generate significant revenue. As Stronghold moved out of its beta-testing phase and into a marketing and sales position, revenues increased as the number of dealerships installing Stronghold's DEALERADVANCE(TM) suite of products increased. By monitoring costs and through increased efficiencies, Stronghold has been able to realize an increase in gross margins. We can offer no assurance, however, that revenues in future accounting periods will increase at the rate that revenues grew during the six months ended June 30, 2002 or that gross margins will continue to increase. Notwithstanding the revenue and gross profit growth, Stronghold has yet to generate a profit in any accounting period.

Fiscal Year ended December 31, 2001 and Fiscal Year ended December 31, 2000
---------------------------------------------------------------------------

     For the fiscal year ended December 31, 2001, the Predecessor Entity had total revenue of $614,539. For the fiscal year ended December 31, 2000, the Predecessor Entity had no revenues. The increase in revenues in 2001 is due to the progress of the Predecessor Entity's beta-test phase during 2001, in which the Predecessor Entity installed six pilot systems throughout the year and introduced Version 2.0 of DEALERADVANCE SALES SOLUTION(TM) at all of its sites by the end of September 2001. After completion of the pilot systems, the operations moved from the beta-test phase to the sales and marketing phase.

     Total operating expenses in each of the fiscal years ended December 31, 2001 and 2000 were comprised of general and administrative expenses (which includes research and development expenses, consulting and professional costs, recruiting fees, office rent and investor relations expenses) and professional salaries and benefits. Operating expenses for the fiscal years ended December 31, 2001 and 2000 were $2,642,727 and $542,670, respectively, an increase of $2,100,057, or 387%. The increase in operating expenses is attributable to the general increase in overhead which accompanies the expansion of a business, and specifically includes an increase in product development, the build-out of a support network for the Predecessor Entity's dealership sites and pilot systems sites and salaries for sales personnel and project managers who oversee the dealerships where the Predecessor Entity's DEALERADVANCE(TM) products are installed.

     Gross profit contribution, after cost of sales, totaled $364,074 for the fiscal year ended December 31, 2001, and was 59% of revenue. As there were no revenues or cost of sales during fiscal year 2000, there was also no gross profit contribution for such year.

     The Predecessor Entity's business operations and financial results for fiscal years 2001 and 2000 were representative of a start-up company in a beta-testing phase and, therefore, not in a position to generate significant revenue. As the Predecessor Entity moved out of its beta testing phase and into a marketing and sales position near the end of 2001, revenues increased as the number of dealerships installing the Predecessor Entity's DEALERADVANCE(TM) suite of products increased. By monitoring costs and through increased efficiencies, the Predecessor Entity was able to realize an increase in gross margins. We can offer no assurance, however, that revenues in future quarters will increase at the rate that revenues grew during the year ended December 31, 2001 or that gross margins will continue to increase.

Period From Inception in September 2000 through June 30, 2002
-------------------------------------------------------------

     We have incurred losses each year since our inception and we have an accumulated deficit of $4,013,797 at June 30, 2002. We expect to continue to incur losses from expenditures on research, product development, marketing and administrative activities.

     We do not expect to generate revenues in excess of operating expenses in the near future, during which time we will engage in significant research and development, and marketing and sales efforts. While Stronghold has entered into relationships with 26 automobile dealerships to use the DEALERADVANCE SALES SOLUTION(TM) products, there can be no assurance that Stronghold will be successful in attracting other dealerships willing to use newly developed technology. Furthermore, no assurance can be given that our research and development efforts will result in any commercially viable products, or that our marketing and sales efforts will result in increased product exposure that would create sufficient revenues to support the business. Successful future operations will depend on our ability to transform our newly integrated and developed technology into commercially viable products.

INDUSTRY TRENDS

     The  automotive  industry  has  identified  sales  productivity  tools  and customer relationship management systems to be of high priority. Many consolidators and independent dealership owners have begun to explore and pilot some of these solutions to determine the most effective means for managing and exploiting prospects and customers to increase car sales. To date, only a small number of the 22,600-dealership sites have implemented these systems. There remains substantial uncertainty as to the type of systems that will be implemented as well as the pace at which implementation will take place.

     Since big-ticket consumer purchases are sensitive to broad economic trends, our operations may be affected by general economic conditions. Our business could suffer if Stronghold's customers - automobile dealerships - are affected by the continuing poor economic conditions. For example, if dealer sales are trending downward, capital expenditures like those associated with Stronghold's DEALERADVANCE(TM) suite of products may be delayed or abandoned.

     Finally, seasonality may have some impact on our operations. Consumers tend to purchase automobiles during the summer months. This factor may have an impact on our third quarter results as automobile dealerships may determine to try Stronghold's DEALERADVANCE(TM) suite of products during such months. The resulting impact is that our revenues may have a corresponding decrease during the winter months. Due to our limited operating history and the developmental stage of Stronghold's products, it is difficult to determine precisely what effect seasonality will have on our operations.

DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF PROPERTY

     At present, we own no real property. We lease a 6,000 square foot development facility in Sterling, Virginia, which is staffed with 17 development personnel. We also operate and lease business development and operations offices in Hasbrouck Heights, New Jersey; Walnut Creek, California; and Cincinnati, Ohio.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stronghold Technologies, Inc. became our wholly-owned subsidiary on May 16, 2002 pursuant to a merger of the Predecessor Entity with and into Acquisition Sub. Pursuant to the merger, the Predecessor Entity's stockholders surrendered all of the outstanding shares of the Predecessor Entity's common stock in exchange for a total of 7,000,000 shares of our common stock. Of these shares, Christopher J. Carey and his wife received a total of 3,937,500 shares held jointly, and Mr. Carey received an additional 1,093,750 shares individually.

     Pursuant to a Securities Purchase Agreement which we entered into on May 15, 2002, with Stanford, our subsidiary, Stronghold, Pietro Bortolatti and Mr. Carey, we agreed to issue to Stanford (i) such number of shares of our Series A $1.50 Convertible Preferred Stock that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and (ii) such number of warrants for shares of our common stock that would equal the number of shares of Series A Preferred Stock issued to Stanford. The total aggregate purchase price for the Series A Preferred Stock and warrants paid by Stanford was $3,000,000. The issuance of the Series A Preferred Stock and warrants took place on each of four separate closing dates (May 16, 2002 and July 3, 11, and 19, 2002), in which we issued an aggregate of 2,002,750 shares of our Series A $1.50 Convertible Preferred Stock to Stanford and warrants for 2,002,750 shares of our common stock. After the closings, Stanford assigned warrants for a total of 1,001,376 shares of common stock to four of its affiliates. So long as any shares of Series A are outstanding and held by Stanford, Stanford has the right to maintain its percentage ownership with respect to any additional securities we may issue, with certain exceptions.

     Pursuant to a Stockholders' Agreement which we entered into on May 16, 2002 with Stanford, Christopher Carey and his wife, if either Stanford or the Careys should ever want to sell any shares of our Series A stock or common stock that they own, the other party has a (i) right of first refusal regarding such sale and, if such non-selling party does not want to exercise its right of first refusal, we have the residual right to purchase such shares, and (ii) right of co-sale under the same terms and for the same type of consideration. In the case of a material adverse event related to us, the Careys agreed to vote their shares as directed by Stanford, including to remove and replace the members of the board with designees nominated by Stanford. Finally, Stanford has the right to nominate one member of our board and the Carey's have agreed to vote for such nominee.

     On July 31, 2000, the Predecessor Entity entered into a line of credit loan arrangement with our President, Christopher Carey, who is also president of Stronghold. According to such arrangement, Mr. Carey made available $1,989,500, which the Predecessor Entity could borrow from time to time until August 1, 2001. Any borrowing under the facility could be reborrowed during the term of the agreement and the outstanding amounts accrued interest at the rate of interest per annum equal to the floating Base Rate, computed daily, for the actual number of days elapsed as if each full calendar year consisted of 360 days. Any overdue amounts accrued interest at an annual rate of 2% greater than the base rate, which is 2% above the floating base rate announced from time to time by Citibank, N.A. Under the agreement, the first interest payment was due on August 1, 2001. On such date, the line of credit was extended for one more year, until August 1, 2002. On April 22, 2002, the Predecessor Entity issued 500,000 shares of its common stock (which converted into 1,093,750 shares of our common stock when we acquired the Predecessor Entity on May 16, 2002) in exchange for cancellation of $1 million of outstanding debt under such line of credit. On May 16, 2002, the total amount outstanding under the line of credit was $2.2 million. On such date, we issued 666,667 shares of our common stock to Mr. Carey in exchange for cancellation of $1 million of the then outstanding amount. Stronghold will pay Mr. Carey the remaining $1.2 million according to the terms of a Non-Negotiable Promissory Note which was issued on May 16, 2002.

     Under the promissory note, the principal amount and accrued interest is due and payable in six equal consecutive quarterly installments commencing on the date which is two business days after we have filed our Annual Report on Form 10-K for the year ended December 31, 2002. Each subsequent quarterly installment will be paid two days after we file each subsequent Form 10-Q. Interest accrues under the promissory note at an annual rate of 10%. If Stronghold's net income does not meet certain benchmarks, then either the principal balance and accrued interest due for the quarter will be deferred and the repayment will be amortized during the remaining quarters or, depending upon the net income amount achieved, the principal balance and accrued interest due will be automatically converted into shares of our common stock, at a conversion price equal to the average closing price of our common stock for the twenty (20) trading days immediately preceding the date of conversion. The promissory note is expressly subordinated in right of payment to the prior payment in full of all of Stronghold's senior indebtedness. Subject to the payment in full of all senior indebtedness, Mr. Carey is subrogated to the rights of the holders of such senior indebtedness to receive payments or distribution of assets.

     On September 14, 2000, we issued 5,000,000 shares of our common stock to our former president, Pietro Bortolatti, in exchange for the transfer from Mr. Bortolatti of all of the outstanding shares of Terre di Toscana, Inc. to us. The assets of Terre di Toscana, Inc. included rights in several customer agreements. We valued the 5,000,000 shares issued to Mr. Bortolatti at par value, $.0001 per share. As part of our merger with the Predecessor Entity and the exchange of shares for our truffle business, Mr. Bortolatti has either surrendered or exchanged all of such shares. KGL Investments, Ltd. received 30,000 shares of our common stock in exchange for $3,000 worth of legal services rendered by Kaplan Gottbetter & Levenson, LLP, our former legal counsel (the shares were valued at $.10 per share). Kaplan Gottbetter & Levenson, LLP is the beneficial owner of these shares. The legal services did not include the preparation of this prospectus.

     In August 2002, our outside director, Robert Cox, purchased 60,000 shares of our common stock at a purchase price of $1.50 per share for aggregate proceeds to us of $90,000. Mr. Cox's shares are included herein for registration. Such purchase was pursuant to a Subscription Agreement between Mr. Cox and us in which Mr. Cox made certain investment representations and warranties.

     Stanford Venture Capital Holdings, Inc. ("Stanford") is the holder of 2,002,750 shares of our Series A $1.50 Convertible Preferred Stock and warrants to purchase 1,001,374 shares of our common stock. Stanford is an affiliate of Stanford Financial Group, which is the majority stockholder of TWS International, Inc. Luis Delahoz, one of our outside directors, is the president and chief executive officer of TWS International, Inc. and is Stanford's representative on our board of directors.

     David Rector is a former director of ours and is also a principal of The David Stephens Group. In the past we have engaged The David Stephens Group to perform certain management consulting services for which we paid The David Stephens Group $26,243.70 through January 31, 2001.

     Lenard Berger, our Chief Technology Officer and Vice President, James Cummiskey, our Vice President of Sales and Marketing, and Salvatore D'Ambra, our Vice President and Chief Engineer, each received 200,000 shares of common stock from the Predecessor Entity as founders of such entity, at a per share price of $.005. Such shares converted into 437,400 shares of our common stock.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is traded on the NASD Over-The-Counter Bulletin Board ("OTCBB") under the symbol "SGHT". The following table sets forth the high and low bid prices of our common stock, as reported by the OTCBB for the fourth quarter of 2001, and the first and second quarters of 2002. The quotations set forth below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

        2001                                            High Bid         Low Bid
        ----                                            --------         -------
        Fourth Quarter...........................        $0.14            $0.14

        2002                                            High Bid         Low Bid
        ----                                            --------         -------
        First Quarter............................        $0.14            $0.14
        Second Quarter...........................        $1.15            $0.14

     There are currently options outstanding under out stock plans to purchase 1,400,056 shares of our common stock, warrants outstanding to purchase 2,002,750 shares of our common stock, and 2,002,750 shares of Series A $1.50 Convertible Preferred Stock outstanding which are convertible into the same number of shares of our common stock.

     We have outstanding 10,022,000 shares of our common stock and 56 holders of record. Of these shares, 2,011,000 shares are tradable pursuant to Rule 144 under the Securities Act. Shares are eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of
(1)% of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a From 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. We have not filed a registration statement relating to the shares of our common stock that are (i) subject to outstanding options under our 2002 Stock Incentive Plan, 2002 California stock Incentive Plan or the 2000 Stock Option Plan of the Predecessor Entity, which we assumed, (ii) issuable upon the conversion of the shares of our Series A $1.50 Convertible Preferred Stock or (iii) issuable upon the conversion of warrants for our common stock.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. In addition, we may engage in financing transactions in which additional restricted shares are issued.

     We have appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 as transfer agent for our shares of common stock.

                                  LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey, 08540.

                                     EXPERTS

     The  financial  statements  of  Stronghold   Technologies,   Inc.  and  its
subsidiary, as of June 30, 2002, have been included herein and in the registration statement in reliance upon the report of Rothstein, Kass & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file reports, registration statements and other documents with the Securities and Exchange Commission. The registration statement of which this prospectus is a part contains additional relevant information about us and our common stock, and you should refer to the registration statement and its exhibits to read that information. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     You may read and copy the registration statement, the related exhibits and our other filings with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may request copies of those documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

     The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The site's address is http://www.sec.gov. You also may request copies of these documents, which will be provided to you at no cost, by writing or telephoning us as follows: 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, Attn: Christopher J. Carey, or (201) 727-1464.

     If we are not required to deliver an annual report to our stockholders for fiscal year 2002, we will not voluntarily make such delivery.

                          INDEX TO FINANCIAL STATEMENTS


                          Stronghold Technologies, Inc.

     The financial statement information for the three and six months ended June 30, 2002 and 2001 reflects the consolidated financial information of Stronghold Technologies, Inc., a Nevada corporation (the "Registrant") and its wholly-owned subsidiary, Stronghold Technologies, Inc., a New Jersey corporation. All references in the notes to the financial statements for the three six months ended June 30, 2002 and 2001 to the "Company" refer to the wholly-owned subsidiary and all references to the "Parent" refer to the Registrant, as set forth in Note 1.

     The financial statement information for the fiscal years ended December 31, 2001 and 2000 reflects the financial information of the wholly-owned subsidiary only, since the wholly-owned subsidiary represents the operating entity of the Registrant and was not consolidated with the Registrant's financials until the quarter ended June 30, 2002. All references in the notes thereto to the "Company" refer to the wholly-owned subsidiary, as set forth in Note 1.

FINANCIAL STATEMENTS SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)

Balance Sheets...........................................................   F-2
Statements of Operations ................................................   F-3
Statements of Cash Flows.................................................   F-4
Notes to Financial Statements............................................   F-5

FINANCIAL STATEMENTS DECEMBER 31, 2001 AND 2000

Independent Auditors' Report.............................................   F-12
Balance Sheets...........................................................   F-13
Statements of Operations.................................................   F-14
Statements of Changes in Stockholders' Deficit...........................   F-15
Statements of Cash Flows.................................................   F-16
Notes to Financial Statements............................................   F-17

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

BALANCE SHEET

--------------------------------------------------------------------------------

June 30, 2002 (Unaudited)
--------------------------------------------------------------------------------

ASSETS

Current assets
        Cash                                                        $       312
        Accounts receivable, less allowance for doubtful
         accounts of $69,000                                          1,610,484
        Other receivables, current portion                               30,000
        Inventories                                                     164,803
        Prepaid expenses                                                  7,292
                                                                        -------
           Total current assets                                       1,812,891
                                                                      ---------

Property and equipment, net                                             151,196
                                                                      ---------

Other assets
        Other receivables, less current portion                         112,500
        Security deposits                                                27,587
                                                                      ---------
           Total other assets                                           140,087
                                                                      ---------

                                                                     $2,104,174
                                                                      ---------
                                                                      ---------


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                             $  671,694
        Accrued expenses and other current liabilities, including
         interest payable, stockholder of $50,496                       553,884
        Obligations under capital leases, current portion                 5,182
        Note payable, current portion                                   500,000
        Note payable, stockholder, current portion                      183,600
                                                                      ---------
           Total current liabilities                                  1,914,360
                                                                      ---------

Long-term liabilities
        Obligations under capitalized leases, less current portion        9,500
        Note payable, less current portion                            1,000,000
        Note payable, stockholder less current portion                  908,647
                                                                      ---------
           Total long term liabilities                                1,918,147
                                                                      ---------

Commitments and contingencies

Stockholders' deficit
        Preferred stock, $.0001 par value; authorized 5,000,000
          shares, 2,002,750 issued and outstanding (aggregate
          liquidation preference of $3,004,125)                             201
        Common stock, $.0001 par value, authorized 50,000,000
          shares, 9,752,667 issued and outstanding                          976
        Additional paid-in capital                                    4,450,287
        Stock subscription receivable                                (2,166,000)
        Accumulated deficit                                          (4,013,797)
                                                                     ----------
        Total stockholders' deficit                                  (1,728,333)
                                                                     ----------

                                                                     $2,104,174
                                                                     ----------
                                                                     ----------


See accompanying notes to financial statements.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                     Three months          Three months           Six months           Six months
                                                       ended                  ended                 ended                ended
                                                      June 30,               June 30,              June 30,             June 30,
                                                       2002                   2001                   2002                 2001
                                                    (Unaudited)            (Unaudited)           (Unaudited)          (Unaudited)

Sales                                               $ 1,054,928             $ 315,719            $ 1,748,566           $ 315,719

Cost of sales                                           380,909               130,936                590,035             130,936
                                                    -----------------------------------          -----------------------------------

Gross profit                                            674,019               184,783              1,158,531             184,783
                                                    -----------------------------------          -----------------------------------

Operating expenses
        General and administrative                      993,432               576,650              1,953,377           1,021,440
        Officer's salary                                 68,400                45,000                134,400              75,000
                                                    -----------------------------------          -----------------------------------
                                                      1,061,832               621,650              2,087,777           1,096,440
                                                    -----------------------------------          -----------------------------------

Loss from operations                                   (387,813)             (436,867)              (929,246)           (911,657)

Interest expense                                         53,276                30,903                109,315              52,268
                                                    -----------------------------------          -----------------------------------

Net loss                                            $  (441,089)           $ (467,770)          $ (1,038,561)          $(963,925)
                                                    -----------------------------------          -----------------------------------
                                                    -----------------------------------          -----------------------------------
Basic and diluted loss per
        common share                                $    (0.06)            $    (0.08)          $      (0.15)          $   (0.16)
                                                    -----------------------------------          -----------------------------------
                                                    -----------------------------------          -----------------------------------

Weighted average number of
        common shares outstanding                     7,829,459             5,906,250              6,867,854           5,906,250
                                                    -----------------------------------          -----------------------------------
                                                    -----------------------------------          -----------------------------------

See accompanying notes to financial statements.
                                       F-3

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Six months         Six months
                                                                                                     ended              ended
                                                                                                    June 30,           June 30,
                                                                                                     2002                2001
                                                                                                  (Unaudited)         (Unaudited)
Cash flows from operating activities

 Net loss                                                                                        $(1,038,561)          $(963,925)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Bad debt expense                                                                                    47,459
  Depreciation and amortization                                                                       10,538               8,247
  Changes in operating assets and liabilities:
   Accounts receivable                                                                            (1,375,583)
   Inventories                                                                                       (83,455)
   Prepaid expenses                                                                                   (2,407)           (345,560)
   Other receivables                                                                                 107,639             (22,830)
   Accounts payable                                                                                  614,053                 903
   Accrued expenses and other current liabilities                                                    290,693             317,861
                                                                                              --------------------------------------
Net cash used in operating activities                                                             (1,429,624)         (1,005,304)
                                                                                              --------------------------------------
Net cash used in investing activities,
  Payments for purchase of property and equipment                                                    (50,236)            (63,285)
                                                                                              --------------------------------------
Cash flows from financing activities
  Proceeds from issuance of preferred stock and warrants, net of financing costs                     478,287
  Principal payments obligations under capital leases                                                   (864)
  Proceeds from stockholder loan                                                                     964,482
  Proceeds from issuance of note payable                                                                               1,035,440
                                                                                              --------------------------------------
Net cash provided by financing activities                                                          1,441,905           1,035,440
                                                                                              --------------------------------------

Net decrease in cash                                                                                 (37,955)            (33,149)

Cash, beginning of period                                                                             38,267              41,040
                                                                                              --------------------------------------
Cash, end of period                                                                             $        312          $    7,891
                                                                                              --------------------------------------
                                                                                              --------------------------------------
Supplemental disclosure of cash flow information,
  cash paid during the period for interest                                                      $    114,859          $      897
                                                                                              --------------------------------------
                                                                                              --------------------------------------

Supplemental disclosure of noncash investing and financing activities

  During the six months ended June 30, 2002 the Company entered into two separate agreements to convert $2,000,000 of loans payable, stockholder into common stock.

  On May 15, 2002 the Company consolidated approximately $1,200,000 due to the majority stockholder with balances in loans payable, stockholder and accrued expenses and other current liabilities, into a promissory note classified as note payable, stockholder.

  On June 30, 2002 the Company converted their outstanding line of credit with a non affiliated bank into a note payable of $1,500,000.

  Obligations under  capital leases aggregating $15,545 were incurred when the
  Company   entered   into  various   leases  for  computer   equipment.

See accompanying notes to financial statements.

STRONGHOLD TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Stronghold Technologies, Inc. (the "Company") was incorporated in the state of New Jersey on August 1, 2000. The Company is engaged principally as a developer of wireless and internet based systems for auto dealers in the United States, which began operations on April 1, 2001.

On May 15, 2002, the Company entered into a Merger Agreement (the "Agreement") with Stronghold Technologies, Inc. (formerly known as TDT Development, Inc. (the "Parent")) whereby Parent issued 7,000,000 shares of its common stock in exchange for all of the Company's outstanding shares in a transaction accounted for as a reverse purchase acquisition. As a result, the Company is considered for accounting purposes, to be the acquiring company since the stockholders of the Company acquired more than 50% of the issued and outstanding stock of Parent. Pursuant to this agreement, the outstanding options of the Company were also converted into options to purchase Parent common stock based on a conversion rate of 2.1875 as defined in the agreement. Prior to the merger, Parent's operations were comprised solely of a business that sold truffles imported from Italy through its wholly owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc.(the "Subsidiaries"). The Subsidiaries were sold on July 19, 2002 (Note 12) and had virtually no material operations for the period of May 16, 2002 through July 19, 2002. Since this transaction resulted in a change in reporting entity, the historical financial statements prior to May 16, 2002 are those of the Company. The stockholders' equity of the Company has been retroactively restated.

2. UNAUDITED STATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED STATEMENTS

The accompanying condensed consolidated financial statements of the Company as of June 30, 2002 and for the six and three-month periods ended June 30, 2002 and 2001 are unaudited and reflect all adjustments of a normal and recurring nature to present fairly the financial position, results of operations and cash flows for the interim periods. These unaudited condensed consolidated financial statements have been prepared by the Company pursuant to instructions to Form 10-QSB. Pursuant to such instructions, certain financial information and footnote disclosures normally included in such financial statements have been omitted. The results of operations for the six and three-month periods ended June 30, 2002 are not necessarily indicative of the results that may occur for the year ending December 31, 2002.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization as follows:

                                            ESTIMATED
                  ASSET                     USEFUL LIFE     PRINCIPAL METHOD

       Computer equipment                      5 Years      Declining-balance
       Computer software                       3 Years      Declining-balance
       Furniture and fixtures                  7 Years      Declining-balance
       Leasehold improvements                 10 Years      Straight-line

INVENTORIES

Inventories, which are comprised of hardware for resale, are stated at cost, on an average cost basis, which does not exceed market value.

RETIREMENT PLAN

The Company has a retirement plan under Section 401(k) of the Internal Revenue Code ("the Plan"), which covers all eligible employees. The Plan provides for voluntary deduction of the employee's salary, subject to Internal Revenue Code limitations. The Company can make a matching contribution to the Plan which is at the discretion of the Company and is determined annually. There were no matching contributions for the three-month and six-month periods ended June 30, 2002 and 2001.

INCOME TAXES

The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of the Company's assets and liabilities that qualify as financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," approximate their carrying amounts presented in the balance sheet at June 30, 2002.

REVENUE RECOGNITION

The Company recognizes revenue at the time the product is installed. Sales revenue and cost of sales reported in the statement of operations is reduced to reflect estimated returns.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS 128, "Earnings Per Share", which requires dual presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share excludes dilution and is computed by dividing net loss applicable to common stockholders by the weighted-average number of common shares outstanding for the year. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. Since the effect of the outstanding options and convertible debt is antidilutive, they have been excluded from the Company's computation of loss per common share.

3. PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2002 consists of the following:

     Computer equipment                                 $     149,516

     Computer software                                         18,001

     Furniture and fixtures                                    14,963

     Computer equipment recorded under capital lease           15,546

     Leasehold improvements                                     7,982
                                                        -----------------
                                                              206,008
     Less accumulated depreciation
      and amortization                                         54,812
                                                        -----------------

                                                        $     151,196
                                                        -----------------
                                                        -----------------

4. NOTE PAYABLE, STOCKHOLDER

Note payable, stockholder at June 30, 2002 (unaudited) consists of a promissory note that was entered into on May 15, 2002 with the Company that consolidated the outstanding balances of advances, expenses paid by the stockholder, accrued salary and accrued interest. The balance of the outstanding loan at June 30, 2002 is approximately $1,092,000. The loan principal is due in six equal quarterly installments, plus interest of 10% per annum, commencing in March 2003. At each payment date, if the Company does not meet certain benchmarks, then either the principal balance and accrued interest due for the quarter will be deferred and the repayment will be amortized during the remaining quarters or, depending upon the net income achieved, the principal and accrued interest due will be automatically converted into shares of common stock (Note 11). Interest expense on the note payable, stockholder for the three and six months ended June 30, 2002 were approximately $35,000 and $74,000, respectively.

5. NOTE PAYABLE

At June 30, 2002, the Company converted their outstanding line of credit into a note payable of $1,500,000. The loan bears interest at a rate of 4.750% per annum and is due in monthly installments of $41,667 plus interest to United Trust Bank through January 1, 2006. The note is collateralized by substantially all the assets of the Company and is guaranteed by the majority stockholder of the Company. The note payable, stockholder is subordinated to this note. The principal portion due for each of the next three years will be $500,000.

6. STOCK SUBSCRIPTION RECEIVABLE

The stock subscription receivable represents 600,000 shares of the Company's original common stock (restated to 1,312,500 as defined in the Agreement) due from three key employees and 1,502,750 shares of the Company's preferred stock due from a minority shareholder.

7. STOCK OPTION PLANS

The Company adopted a stock option plan ("Plan") providing for incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). The Company has reserved 500,000 shares of common stock for issuance upon the exercise of stock options granted under the Plan. In May 2002, the Board of Directors increased the shares reserved under the plan to 725,000. The exercise price of an ISO or NQSO will not be less than 100% of the fair market value of the Company's common stock at the date of the grant. The exercise price of an ISO granted to an employee owning greater than 10% of the Company's common stock will not be less than 110% of the fair market value of the Company's common stock at the date of the grant. The Plan further provides that the maximum period in which stock options may be exercised will be determined by the board of directors, except that they may not be exercisable after ten years from the date of grant.

The status of the Company's restated stock options per the Agreement are summarized below:

                                                    RESTATED        WEIGHTED
                                                   PER SHARE        AVERAGE
                                     PLAN          EXERCISE         EXERCISE
                                    OPTIONS         PRICE           PRICE
Outstanding at
  December 31, 2001                  675,938     $0.05 - $0.12       $0.12
  Granted 2002                       644,218     $0.12 - $0.69       $0.32
  Terminated 2002                   (131,250)       $0.05            $0.05
                                   -----------
Outstanding at
  June 30, 2002                    1,188,906     $0.05 - $0.69       $0.11
                                   -----------
                                   -----------

There were 8,332 shares exercisable at June 30, 2002.

The Company has adopted the  disclosure  requirements  of Statement of Financial
Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation". SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations with pro forma disclosure of what net income would have been had the Company adopted the new fair value method. If the Company adopted the new fair value method using the Black-Scholes option-pricing model, the Company's net loss would not have been materially impacted for the three-month and six-month periods ended June 30, 2002 and 2001. The Company accounts for its stock based compensation plans in accordance with the provisions of APB 25 and, accordingly, no compensation cost has been recognized because stock options granted under the plan were at exercise prices which were equal to or above the market value of the underlying stock at date of grant.

The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 0%, expected dividend yield rate of 0%, expected life of 10 years, and a risk-free interest rate of 4.68% and 5.35% in 2002 and 2001, respectively.

8. INCOME TAXES

Until May 16, 2002, the date of the Agreement, the Company operated as an "S" corporation and, as a result, the earnings and losses were included in the personal income tax returns of the respective stockholders. From the date of the Agreement through June 30, 2002, the Company operated as a "C" corporation and had net operating losses ("NOL") of approximately $220,000 that will expire between 2009 and 2022. The deferred tax asset from the Company's NOL's approximated $88,000 for which a valuation allowance in an equal amount has been established.

9. COMMITMENTS AND CONTINGENCIES

SECURITIES PURCHASE AGREEMENT

The  Company,  along  with  Parent,  and  certain  stockholders  of the  Company
(together the "Parties"), entered into a Securities Purchase Agreement (the "Purchase Agreement") dated and executed on May 15, 2002, with Stanford Venture Capital Holdings, Inc. ("Stanford"). Pursuant to the Purchase Agreement, the parties agreed to issue to Stanford a total of 2,002,750 shares of the Company's Series A $1.50 Convertible Preferred Stock ("Series A Preferred Stock"), which is equal to 20% of the total issued and outstanding shares of the Company's common stock (excluding certain shares which may be issued upon the occurrence of certain events as disclosed in the Purchase Agreement), plus five-year warrants to purchase 2,002,750 shares of the Company's common stock at an exercise price of $1.50 or $2.25, for an aggregate purchase price of $3,000,000. Pursuant to the Purchase Agreement, the issuance of the Series A Preferred Stock and Warrants will take place on four separate closing dates beginning on May 16, 2002 and closing on July 19, 2002.

In connection with the Purchase Agreement, Parent and Stanford entered into a Registration Rights Agreement, dated May 16, 2002, in which the Company agreed to register the shares of the Company's Common Stock issuable upon conversion of the Series A Preferred Stock and upon conversion of the Warrants with the Securities and Exchange Commission within 180 days from the date of the last closing under the Purchase Agreement, which was July 19, 2002. In addition, certain stockholders of the Company entered into a Lock-Up Agreement in which the parties agreed not to sell, assign, transfer, pledge, mortgage, encumber or otherwise dispose of their shares of the Company's capital stock for a period of two years, with certain exceptions, as defined in the Lock-up Agreement.

LEASES

The Company rents facilities under leases in New Jersey, Virginia and California. The Company is obligated under these leases through April 2006. In addition to the base rent, one lease provides for the Company to pay a proportionate share of operating costs and other expenses.

Future aggregate minimum annual rent payments under these leases are approximately as follows:

        YEAR ENDING JUNE 30,
                2003                                         $    72,000
                2004                                             102,000
                2005                                             105,000
                2006                                             108,000
                                                              ------------

                                                             $   387,000
                                                              ------------
                                                              ------------

Rent expense was approximately $39,000 and $34,000 for the three-month periods ended June 30, 2002 and 2001 and approximately $80,000 and $71,000 for the six-month periods ended June 30, 2002 and 2001.

OBLIGATIONS UNDER CAPITAL LEASES

For the year ended June 30, 2002, the Company has computer equipment under capital leases expiring at various dates through 2005. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

As of June 30, 2002, minimum future lease payments are as follows:



        YEAR ENDING JUNE 30,
                2003                                         $     6,160
                2004                                               6,160
                2005                                               5,133
                                                              ------------
        Total minimum lease payments                              17,453
        Less amounts representing interest                         2,771
                                                              ------------
        present value of net minimum lease payments               14,682
        Less current portion                                       5,182
                                                              ------------
        Long-term portion                                    $     9,500
                                                              ------------
                                                              ------------

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

The Company is obligated under employment and non-competition agreements with four key employees through July 2005. The first agreement provides for a base salary of $180,000 per annum for the first year, increasing to $192,000 per annum for the second year (through August 13, 2002). The second agreement provides for a minimum annual salary of $138,000 for the first year, increasing to $150,000 for the second year, which may increase to $175,000 based on earnings for such year, and increasing to $175,000 for the third year, which may increase to $200,000 based on earnings for such year (through July 31, 2003). The third agreement provides for a base salary of $102,000 for the first year, increasing to $112,000 for the second year, and increasing to $122,000 for the third year (through July 9, 2003). Thereafter, for each succeeding year during the term of these three agreements, base salary shall be increased annually by a percentage equal to the percentage by which the Consumers Price Index has increased over the preceding year. These three agreements further provide for a commission equal to one percent of net sales during each year of their term. The fourth agreement provides for a base salary of $260,000 from May 15, 2002 through December 31, 2002, which increases to $300,000 from January 1, 2003 through December 31, 2003 and $350,000 from January 1, 2004 through December 31, 2004. The four agreements also provide for the key employees not to engage in certain competitive activities for one year after termination of employment.

LICENSE AGREEMENT

On February 27, 2001, the Company entered into a software license agreement expiring June 30, 2003. Future aggregate payments under this agreement total $75,000. In addition, the agreement provides for an option to renew from July 1, 2003 to June 30, 2005. The Company will be required to pay $100,000 a year plus a percentage equal to the last published Consumer Price Index.

10. LIQUIDITY

The Company has incurred a loss from operations for the six months ended June 30, 2002 of approximately $1,039,000 and has a working capital deficit of approximately $101,000 and a stockholders' deficit of approximately $1,728,000 as of June 30, 2002. The majority stockholder of the Company has committed to fund additional long-term debt financing, on an as needed basis. Long-term liquidity is dependent on the Company's ability to obtain additional long-term financing and attain profitable operations.

11. STOCKHOLDERS' DEFICIT

On April 22, 2002 and May 16, 2002, the majority stockholder converted and exchanged an aggregate of $2,000,000 of borrowings that were outstanding under a line of credit agreement for an aggregate of 1,093,750 and 666,667 shares of the Company's common stock, at a per share value of $.91 and $1.50, respectively. The remaining amounts outstanding under the line of credit, plus accrued interest, accrued officer compensation and un-reimbursed expenses were converted into a promissory note (Note 4).

12. SUBSEQUENT EVENTS

On July 19, 2002 the Subsidiaries were sold to a minority stockholder for the consideration of all his outstanding common stock in the Company.

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Stronghold Technologies, Inc.

We have audited the accompanying balance sheets of Stronghold Technologies, Inc. as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stronghold Technologies, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                             /s/ Rothstein, Kass & Company, P.C.





Roseland, New Jersey
March 1, 2002
                                     F-12

STRONGHOLD TECHNOLOGIES, INC. (a New Jersey corporation)

BALANCE SHEETS
================================================================================

December 31,                                                                                 2001               2000
-----------------------------------------------------------------------------------------------------------------------

ASSETS
Current assets
 Cash                                                                                 $       38,267        $    41,040
 Accounts receivable                                                                         282,360
 Other receivables, current portion                                                           60,000
 Inventories                                                                                  81,348
 Prepaid expenses                                                                              4,885             24,502
                                                                                      ---------------------------------
    Total current assets                                                                     466,860             65,542
                                                                                      ---------------------------------
Property and equipment, net                                                                   95,953             46,800
                                                                                      ---------------------------------
Other assets
 Other receivables, less current portion                                                     190,139
 Security deposits                                                                            27,087
                                                                                      ---------------------------------
    Total other assets                                                                       217,226
                                                                                      ---------------------------------
                                                                                      $      780,039        $   112,342
                                                                                      ---------------------------------
                                                                                      ---------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
 Accounts payable                                                                      $      57,641        $    22,114
 Accrued expenses and other current liabilities                                              262,691             39,827
 Loan payable                                                                              1,500,000
                                                                                       ---------------------------------
    Total current liabilities                                                              1,820,332             61,941
                                                                                      ---------------------------------
Loan and accrued interest payable, stockholder                                             1,924,443            595,049
                                                                                      ---------------------------------
Commitments and contingencies

Stockholders' equity (deficit)
 Common stock, $.0001 par value; authorized 50,000,000
  shares, 5,906,250 shares issued and outstanding                                                591                591
 Additional paid-in capital                                                                   12,909             12,909
 Stock subscription receivable                                                                (3,000)            (3,000)
 Accumulated deficit                                                                      (2,975,236)          (555,148)
                                                                                      ---------------------------------
    Total stockholders' equity (deficit)                                                  (2,964,736)          (544,648)
                                                                                      ---------------------------------
                                                                                      $      780,039       $    112,342
                                                                                      ---------------------------------
                                                                                      ---------------------------------

See accompanying notes to financial statements.

STRONGHOLD TECHNOLOGIES, INC. (a New Jersey corporation)

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


FOR THE YEARS ENDED DECEMBER 31,                 2001                2000
----------------------------------------------------------------------------

SALES                                        $   614,539          $     -

Cost of sales                                    250,465
                                             --------------------------------
Gross profit                                     364,074
                                             --------------------------------
Operating expenses
 General and administrative                    2,477,727             298,704
 Officer's salary                                165,000             243,966
                                             --------------------------------
                                               2,642,727             542,670
                                             --------------------------------
Loss from operations                          (2,278,653)           (542,670)

Other expense, interest expense                  141,435              12,478
                                             --------------------------------
Net loss                                     $(2,420,088)         $ (555,148)
                                             ================================

BASIC AND DILUTED LOSS PER COMMON SHARE      $     (0.41)         $    (0.23)
                                             ================================

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                            5,906,250           2,460,938
                                             ================================


See accompanying notes to financial statements.

STRONGHOLD TECHNOLOGIES, INC. (a New Jersey corporation)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
================================================================================

                                                                        ADDITIONAL        STOCK
                                          COMMON STOCK                   PAID-IN       SUBSCRIPTION        ACCUMULATED
                                      SHARES        AMOUNT               CAPITAL        RECEIVABLE           DEFICIT

Common stock issuance                5,906,250    $   591          $     12,900     $      (3,000)       $

Net loss                                                                                                       (555,148)
                                    --------------------------------------------------------------------------------------

Balances, December 31, 2000          5,906,250        591                12,900            (3,000)             (555,148)

Net loss                                                                                                     (2,420,088)
                                     -------------------------------------------------------------------------------------
Balances, December 31, 2001          5,906,250    $   591          $     12,900     $      (3,000)       $   (2,975,236)

                                     =====================================================================================


See accompany notes to financial statements.

STRONGHOLD TECHNOLOGIES, INC. (a New Jersey corporation)

STATEMENTS OF CASH FLOWS
================================================================================

For the years ended December 31,                    2001               2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                      $ (2,420,088)         $ (555,148)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation and amortization                     32,986               4,362
   Increase (decrease) in cash
    attributable to changes in assets
    and liabilities:
     Accounts receivable                           (282,360)
     Inventories                                    (81,348)
     Other receivables                             (250,139)
     Other assets                                    (7,185)
     Prepaid expenses                                  (285)            (24,502)
     Accounts payable                                35,528              22,114
     Accrued expenses and other
      current liabilities                           222,863              39,827
     Accrued interest and expenses
      to stockholder                                344,394
                                              ----------------------------------

NET CASH USED IN OPERATING ACTIVITIES            (2,405,634)           (513,347)
                                              ----------------------------------
CASH FLOWS FROM INVESTING ACTIVITES
 Capital expenditures                                                   (51,162)
 Purchases of property and equipment                (82,139)
                                              ----------------------------------
NET CASH USED IN INVESTING ACTIVITIES               (82,139)            (51,162)
                                              ----------------------------------
CASH FLOWS FROM FINANCING ACTIVITES
 Proceeds from loan payable,
  stockholder                                       985,000             605,549
 Proceeds from loan payable                       1,500,000
                                              ----------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES         2,485,000             605,549
                                              ----------------------------------
NET INCREASE (DECREASE) IN CASH                      (2,773)             41,040

CASH, beginning of year                              41,040
                                              ----------------------------------
CASH, end of year                                  $ 38,267           $  41,040
                                              ==================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
 cash paid during the year for interest            $ 19,512           $       -
                                              ==================================

See accompanying notes to financial statements.

STRONGHOLD TECHNOLOGIES, INC. (a New Jersey corporation)

NOTES TO FINANCIAL STATEMENTS
================================================================================

1. NATURE OF OPERATIONS

Stronghold Technologies, Inc. (the "Company") was incorporated in the state of New Jersey on August 1, 2000. The Company is engaged principally as a developer of wireless and intemet based systems for auto dealers in the United States, which began operations on April 1, 2001.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization as follows:

                                     ESTIMATED
               ASSET                 USEFUL LIFE        PRINCIPAL METHOD

        Computer equipment               5 Years        Declining-balance
        Computer software                3 Years        Declining-balance
        Furniture and fixtures           7 Years        Declining-balance
        Leasehold improvements          10 Years        Straight-line


Inventories

Inventories, which are comprised of hardware for resale, are stated at cost, on an average cost basis, which does not exceed market value.

Income Taxes

The Company is an "S" corporation and, as a result, the earnings and losses have been included in the personal income tax returns of the respective stockholders.

Retirement Plan

The Company has a retirement plan under Section 401 (k) of the Internal Revenue Code ("the Plan"), which covers all eligible employees. The Plan provides for voluntary deduction of the employee's salary, subject to Internal Revenue Code limitations. The Company can make a matching contribution to the Plan which is at the discretion of the Company and is determined annually. There were no matching contributions for the years ended December 31, 2001 and 2000.

Revenue Recognition

The Company recognizes revenue at the time the product is installed. Sales revenue and cost of sales reported in the statement of operations is reduced to reflect estimated returns.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31 2001 and 2000:

                                             2001             2000

        Computer equipment                      $    94,407       $   49,381
        Computer software                            16,616            1,781
        Furniture and fixtures                       14,296
        Leasehold improvements                       7,982
                                                ----------------------------
                                                     133,301          51,162
        Less accumulated depreciation
        and amortization                             37,348            4,362
                                                ----------------------------
                                                $    95,953       $   46,800
                                                ============================

4. LOAN AND ACCRUED INTEREST PAYABLE, STOCKHOLDER

Loan and accrued interest payable, stockholder at December 31, 2001 includes a line of credit under which the Company can borrow up to $1,989,500 in principal plus accrued interest. The loan bears interest at 2% above the prime rate (4.75% at December 31, 2001) and is due on August 1, 2002, whereas, the stockholder has represented that he will not demand payment prior to January 2003. The loan and accrued interest payable, stockholder is comprised of advances of approximately $1,580,000, expenses paid by the shareholder of approximately $210,000, and accrued interest of approximately $134,000. As a result of the above, the Company has approximately $409,500 available on the line of credit. Interest expense for the years ending December 31, 2001 and December 31, 2000 amounted to approximately $122,000 and 12,000, respectively.

5. LOAN PAYABLE

Loan payable is a line of credit under which the Company can borrow up to $1,500,000 and bear an interest rate equal to the prime rate and is due on June 30, 2002. The agreement requires monthly payments of accrued interest. The note is collateralized by substantially all the assets of the Company and is guaranteed by the majority stockholder of the Company. The loan payable and accrued interest payable, stockholder is subordinated to this note. Interest expense relating to this loan amounted to approximately $20,000 for the year ended December 31, 2001.

6. STOCK SUBSCRIPTION RECEIVABLE

The stock subscription receivable represents 1,312,500 shares of the Company's common stock due from three key employees at approximately $.0023 a share.

7. STOCK OPTION PLANS

The Company adopted a stock option plan ("Plan") providing for incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). The Company has reserved 500,000 shares of common stock for issuance upon the exercise of stock options granted under the Plan. The exercise price of an ISO or NQSO will not be less than 100% of the fair market value of the Company's common stock at the date of the grant. The exercise price of an ISO granted to an employee owning greater than 10% of the Company's common stock will not be less than 110% of the fair market value of the Company's common stock at the date of the grant. The Plan further provides that the maximum period in which stock options may be exercised will be determined by the board of directors, except that they may not be exercisable after ten years from the date of grant.

The status of the Company's stock options are summarized below:

                                                                        WEIGHTED
                                                  PER SHARE              AVERAGE
                                  PLAN            EXERCISE              EXERCISE
                                OPTIONS            PRICE                 PRICE
Outstanding at
  January 1, 2001               415,625            $0.07                 $0.07
  Granted 2001                  260,313        $0.05 - $0.12             $0.08
                                -------

Outstanding at
  December 31, 2001             675,938        $0.05 - $0.12             $0.07
                                =======

There were no shares exercisable at December 31, 2001.

The Company has adopted the  disclosure  requirements  of Statement of Financial
Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation". SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations with pro forma disclosure of what net income would have been had the Company adopted the new fair value method. If the Company adopted the new fair value method using the Black-Scholes option-pricing model, the result would be a decrease in net income and an increase in paid in capital of $5,000. The Company accounts for its stock based compensation plans in accordance with the provisions of APB 25 and, accordingly, no compensation cost has been recognized because stock options granted under the plan were at exercise prices which were equal to or above the market value of the underlying stock at date of grant.

The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 0%, expected dividend yield rate of 0%, expected life of 10 years, and a risk-free interest rate of 5.35% in 2001.


8. COMMITMENTS AND CONTINGENCIES

Leases

The Company rents facilities under leases in New Jersey, Virginia and California. The Company is obligated under these leases through April 2006. In addition to the base rent, one lease provides for the Company to pay a proportionate share of operating costs and other expenses.

Future   aggregate   minimum   annual  rent  payments  under  these  leases  are
approximately as follows:

        YEAR ENDING DECEMBER 31,
                2002                         $ 147,000
                2003                           102,000
                2004                           105,000
                2005                           108,000
                2006                            27,000
                                           -----------
                                             $ 489,000
                                           ===========

Rent expense was approximately $132,000 and $170,000 for the years ending December 31, 2001 and December 31, 2000, respectively.

Employment and Non-Competition Agreements

The Company is obligated under employment and non-competition agreements with three key employees through July 2005. The first agreement provides for base salary of $192,000 per annum. The second agreement provides for base salary of $150,000, beginning in August 2002 through July 31, 2003, and $175,000 in the next year. The third agreement provides for base salary of $112,000, beginning in August 2002 through July 31, 2003, and $122,000 in the next year. Thereafter, for each succeeding year during the term of these agreements, base salary shall be increased annually by a percentage equal to the percentage by which the Consumers Price Index has increased over the preceding year. The agreements further provide for a commission equal to one percent of net sales during each year of their term. The agreements also provide for the key employees not to engage in certain competitive activities for one year after termination of employment.

License Agreement

On February 27, 2001, the Company entered into a software license agreement expiring June 30, 2003.

Future aggregate annual payments under this agreement are as follows:


      YEAR ENDING DECEMBER 31,
             2002                                   $ 75,000
             2003                                     37,500
                                                 -----------
                                                   $ 112,500
                                                 ===========

In addition, the agreement provides for an option to renew from July 1, 2003 to June 30, 2005. The Company will be required to pay $100,000 a year plus a percentage equal to the last published Consumer Price Index.

9. LIQUIDITY

The Company has incurred a loss from operations for the years ended December 31, 2001 and 2000 of approximately $2,420,000 and $555,000, respectively. The Company also had a working capital deficit of approximately $1,353,000 and $610,000 at December 31, 2001 and 2000, respectively. The majority stockholder of the Company has committed to fund additional long-term debt financing, on an as needed basis. Long-term liquidity is dependent on the Company's ability to obtain additional long-term financing and attain profitable operations.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Nevada provides for the indemnification of the officers, directors and corporate employees and agents of Stronghold Technologies, Inc. (the "Registrant") under certain circumstances as follows:

78.747 LIABILITY OF STOCKHOLDER, DIRECTOR OR OFFICER FOR DEBT OR LIABILITY OF CORPORATION.

     1. Except as otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the stockholder, director or officer acts as the alter ego of the corporation.

     2. A stockholder, director or officer acts as the alter ego of the corporation if:

          (a) The corporation is influenced and governed by the stockholder, director or officer;

          (b)  There  is  such  unity  of  interest  and   ownership   that  the
               corporation  and  the   stockholder,   director  or  officer  are
               inseparable from each other and;

          (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice.

     3. The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law


78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

          (a)  is not liable pursuant to NRS 78.138; or

          (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving as the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

          (a)  is not liable pursuant to NRS 78.138; or

          (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon the application that in view of all the circumstances of the case, the person is fairy and reasonably entitled to indemnify for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

     1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)  By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification pursuant to NRS 78.502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

78.752  INSURANCE  AND  OTHER  FINANCIAL   ARRANGEMENTS   AGAINST  LIABILITY  OF
        DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (a)  The creation of a trust fund.

          (b)  The establishment of a program of self-insurance.

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (d)  The establishment of a letter of credit, guaranty or surety.

     No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

          (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (b)  The insurance or other financial arrangement:

                    (1)  Is not void or voidable; and

                    (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provided self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

ARTICLES NINE AND TEN OF THE REGISTRANT'S AMENDED CERTIFICATE OF INCORPORATION PROVIDE AS FOLLOWS:

     9. Limitation on Liability. To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

     10. Indemnification. The Corporation is authorized to provide indemnification of agents for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by law, subject to any limits on such excess indemnification as set forth therein.

     As is permitted by the Nevada Revised Statutes and our charter, we presently have directors and officers liability insurance for the benefit of our directors and certain of our officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by the Registrant. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The expenses payable by the Registrant in connection with the registration of the securities are estimated as follows:

     Securities and Exchange Commission Registration Fee .............$ 2,004.68
     Legal Fees ......................................................$75,000.00
     Accounting Fees..................................................$ 8,000.00
     TOTAL ...........................................................$84,989.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

OPTIONS

     From the Registrant's inception through May 16, 2002, the Registrant did not grant any stock options. In connection with the Registrant's acquisition of the Predecessor Entity on May 16, 2002, the Registrant assumed the Predecessor Entity's 2000 Stock Option Plan so that all of its issued and outstanding options would remain intact. No further options will be issued under the assumed Predecessor Entity's plan. Each outstanding option was automatically converted into an option to acquire, on the same terms and conditions as were applicable under the original option, such number of shares of the Registrant's common stock as was equal to the number of options outstanding multiplied by 2.1875. The exercise price was also adjusted to the exercise price that was equal to the existing exercise price divided by 2.1875. The total number of the Predecessor Entity's options that the Registrant assumed was 543,500 (after cancellations) at a weighted average exercise price per share of $.78, which converted into options to purchase 1,188,907 shares of the Registrant's common stock at a weighted average exercise price of $.36. 253,750 of the assumed outstanding options vest according to a three-year vesting schedule, 913,281 vest according to the achievement of certain performance goals, and the remaining 21,875 options were fully vested upon grant.

     In addition to the above employee options of the Predecessor Entity, the Registrant assumed certain outstanding options that were granted, or committed to be granted, by the Predecessor Entity to automobile dealerships. On May 16, 2002, the Registrant assumed a total of 77,500 options, which the Predecessor Entity granted, or committed to grant, to three automobile dealerships for services rendered, including providing the Predecessor Entity with consulting services. These options converted into options for a total of 169,531 shares of the Registrant's common stock. Certain of the options vest upon the achievement of certain performance goals. Each of the dealerships is an accredited investor.

     On July 17, 2002 the Registrant's board of directors adopted, and on July 31, 2002 the Registrant's approved, the adoption of the 2002 Stock Incentive Plan. Under such plan the Registrant has granted 141,550 options to certain employees at a weighted average exercise price of $1.50. Of the employee options, 10,550 were fully vested upon grant, 61,000 vest according to a three-year vesting schedule, and 70,000 vest according to the achievement of certain performance goals.

     On August 20, 2002, the Registrant's board of directors and stockholders approved the adoption of the 2002 California Stock Incentive Plan. Under such plan the Registrant has granted 69,600 options to certain employees at a weighted average exercise price of $1.50. 15,600 of such options were fully vested upon grant, 34,000 vest according to a three-year vesting schedule, and 20,000 vest according to the achievement of certain performance goals.

COMMON STOCK

     During August and September 2002, the Registrant entered into eight subscription agreements with private investors, pursuant to which the Registrant issued an aggregate of 344,333 shares of its common stock at $1.50 per share. These private investments generated total proceeds to the Registrant of $513,500.

     On May 16, 2002, the Registrant issued 7,000,000 shares of its common stock to the stockholders of Stronghold Technologies, Inc., a New Jersey corporation, in exchange for all of the issued and outstanding shares of such entity. All of the recipients were either accredited investors or had alone, or together with a purchaser representative, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in the Registrant in particular. Each recipient had sufficient access to information about the Registrant necessary to make an informed investment decision.

     On May 16, 2002, the Registrant issued 666,667 shares of its common stock to Christopher J. Carey, President of the Registrant, in exchange for the cancellation in full of $1 million owed to Mr. Carey by the Registrant's wholly-owned subsidiary, Stronghold Technologies, Inc. Mr. Carey is an accredited investor.

     From November 2000 to January 2001, the Registrant issued 3,351,000 shares of its common stock at $.10 per share. This sale was part of its private placement offering. In October 2000, the Registrant issued 30,000 shares of its common stock to KGL Investments, Ltd, the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Registrants, in exchange for legal services rendered. These shares were valued at $.10 per share. All purchasers represented in writing that they acquired the securities for their own accounts.

     In September 2000, the Registrant issued 5,000,000 shares of its common stock to its founder and former president, Pietro Bortolatti, in exchange for all of the outstanding shares of Terre di Toscana, Inc.

PREFERRED STOCK AND WARRANTS

     On each of May 16, July 3, July 11, and July 19, 2002, the Registrant issued (i) 500,000, 500,000, 500,000 and 502,750 shares, respectively, of its
Series A $1.50 Convertible Preferred Stock and (ii) warrants to purchase 500,000, 500,000, 500,000 and 502,750 shares, respectively, of its common stock, to Stanford Venture Capital Holdings, Inc. for an aggregate purchase price of $3 million. Stanford subsequently assigned warrants for a total of 1,001,376 shares of common stock to four of its affiliates. Stanford is an accredited investor.

     No underwriter was employed by the Registrant in connection with the issuance of the securities described above. The Registrant believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. Each of the recipients acquired the securities for investment purposes only and not with a view to distribution and had adequate information about the Registrant. Neither the Registrant, nor any person acting on its behalf, offered or sold the securities by means of any form of general solicitation or general advertising. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27. INDEX of EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

2.1 (1)(4)     Merger  Agreement and Plan of Merger,  dated May 15, 2002, by and among TDT Development,  Inc., Stronghold Technologies,  Inc., TDT
               Stronghold  Acquisition  Corp.,  Terre Di Toscana,  Inc.,  Terres
               Toscanes, Inc., certain stockholders of TDT Development, Inc. and
               Christopher J. Carey.
2.2*           Stock Purchase Agreement, dated July 19, 2002, by and between TDT
               Development, Inc. and Mr. Pietro Bortolatti.
3.1 (2)        Articles of Incorporation, as amended on July 11, 2002.
3.2 (3)        By-Laws.
4.1 (2)        Certificate of Designations filed on May 16, 2002.
4.2*           Specimen Certificate of Common Stock Certificate.
5**            Opinion of Hale and Dorr LLP.
10.1 (2)       2002 Stock Incentive Plan.
10.2 (2)       Form of Incentive  Stock Option  Agreement to be issued under the
               2002 Stock Incentive Plan.
10.3 (2)       Form of  Nonstatutory  Stock Option  Agreement to be issued under the 2002 Stock Incentive Plan.
10.4*          2002 California Stock Incentive Plan.
10.5*          Form of Incentive  Stock Option  Agreement to be issued under the
               2002 California Stock Incentive Plan.
10.6*          Form of  Nonstatutory  Stock Option  Agreement to be issued under the 2002 California Stock Incentive Plan.
10.7 (2)       Executive   Employment   Agreement  by  and  between   Stronghold
               Technologies, Inc. and Christopher J. Carey dated May 15, 2002.
10.8 (2)       Employment   and   Non-Competition   Agreement   by  and  between
               Stronghold Technologies,  Inc. and Lenard Berger, dated August 1,
               2000.
10.9 (2)       Employment   and   Non-Competition   Agreement   by  and  between
               Stronghold  Technologies,  Inc. and Salvatore D'Ambra, dated July
               10, 2000.
10.10 (2)      Employment   and   Non-Competition   Agreement   by  and  between
               Stronghold  Technologies,  Inc.  and  James J.  Cummiskey,  dated
               August 14, 2000.
10.11 (4)      Securities Purchase  Agreement,  dated May 15, 2002, by and among
               TDT Development,  Inc., Stanford Venture Capital Holdings,  Inc.,
               Pietro Bortolatti,  Stronghold Technologies, Inc. and Christopher
               J. Carey.
10.12 (4)      Registration  Rights Agreement,  dated May 16, 2002, by and among
               TDT Development, Inc. and Stanford Venture Capital Holdings, Inc.
10.13 (4)      Lock-Up  Agreement,   dated  May  16,  2002,  by  and  among  TDT
               Development, Inc.
10.14 (4)      Stockholders'  Agreement,  dated May 16,  2002,  by and among TDT
               Development,  Inc., Christopher J. Carey, Mary Carey and Stanford
               Venture Capital Holdings, Inc.
10.15 (4)      Form of Warrant to be issued pursuant to the Securities  Purchase
               Agreement (Exhibit 10.11).
10.16 (2)      Business Loan  Agreement by and between the registrant and United
               Trust Bank, dated June 30, 2002.
10.17 (2)      Promissory  Note issued to the  Registrant  by United Trust Bank, dated June 30, 2002.
10.18 (2)      Commercial  Security  Agreement by and between the Registrant and
               United Trust Bank, dated June 30, 2002.
10.19 (2)      Promissory  Note  issued to  Christopher  J. Carey by  Stronghold
               Technologies, Inc., dated May 16, 2002.
21*            Subsidiaries of the Registrant.
23.1*          Consent of Rothstein, Kass & Company, P.C.
23.2**         Consent of Hale and Dorr LLP (included in Exhibit 5).
24*            Power of Attorney (included on page II-11).
---------------------
*    Submitted herewith.
**   To be filed by amendment.
(1) The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the U.S.

Securities  and  Exchange  Commission  upon request.
(2) Incorporated herein by reference to the exhibits to the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002.
(3) Incorporated herein by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on February 1, 2001 (No. 333-54822).
(4) Incorporated herein by reference to the exhibits to the Registrant's Current Report on Form 8-K dated May 16, 2002.

ITEM 28. UNDERTAKINGS.

     The Registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Hasbrouck Heights, New Jersey on September 24, 2002.

                                            STRONGHOLD TECHNOLOGIES, INC.



                                               /s/ Christopher J. Carey
                                            ----------------------------------
                                            Christopher J. Carey
                                            President and Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Carey his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


   Signature                         Title                             Date
   ---------                         -----                             ----

/s/ Christopher J. Carey
------------------------    President and Chief Executive     September 24, 2002
Christopher J. Carey        Officer (Principal Executive
                            Officer, Principal Financial
                            Officer and Principal Accounting
                            Officer) and Chairman of the
                            Board of Directors

/s/ Robert J. Corliss
-----------------------     Director                          September 24, 2002
Robert J. Corliss

/s/ Robert Cox
-----------------------     Director                          September 24, 2002
Robert Cox

/s/ William Lenahan
-----------------------     Director                          September 24, 2002
William Lenahan

/s/ Luis Delahoz
-----------------------     Director                          September 24, 2002
Luis Delahoz